PRELIMINARY COPY SUBJECT TO COMPLETION
DATED NOVEMBER 6, 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 3)

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☒           Preliminary Proxy Statement

☐           Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐           Definitive Proxy Statement

☐          Definitive Additional Materials

☐           Soliciting Material Under Rule 14a-12

Xstelos Holdings, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒          No fee required.

☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED NOVEMBER 6, 2013

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

☐           Fee paid previously with preliminary materials:

☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)           Form, Schedule or Registration Statement No.:

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(4)           Date Filed:

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED NOVEMBER 6, 2013

NOTICE OF SPEICAL MEETING OF STOCKHOLDERS
TO BE HELD [                                                                ] [   ], 2013

Xstelos Holdings, Inc.
630 Fifth Avenue
Suite 2260
New York, New York 10020
[______], 2013

To the Stockholders of Xstelos Holdings, Inc.

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”) of Xstelos Holdings, Inc., a Delaware corporation (the “Company”), will be held at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on [           ], [                    ] [    ], 2013 at [  ]:00 [ ].m., Eastern time, or at any adjournment or postponement thereof, for the following purposes:

1.
To approve, subject to final action by the Board, an amendment to our Certificate of Incorporation, whereby the Company will effect a 1-for-2,000 reverse stock split (the “Reverse Stock Split”) such that stockholders owning of record fewer than 2,000 shares of Common Stock, par value $.001 per share (the “Common Stock”), will have such shares cancelled and converted into the right to receive $1.37 for each share of Common Stock held of record prior to the Reverse Stock Split;

2.
To approve, subject to stockholder approval of the proposal described in (1) above and final action by the Board, to take effect immediately following the Reverse Stock Split, an amendment to our Certificate of Incorporation whereby the Company will effect a 2,000-for-1 forward stock split of our outstanding Common Stock;

3	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals; and

4.	To transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.  Only stockholders of record at the close of business on [             ] are entitled to vote at the Special Meeting.

All stockholders are cordially invited to attend the Special Meeting in person.  However, to ensure your representation at the Special Meeting, we urge you to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote by telephone or via the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instructions card to ensure that your shares will be represented at the meeting if you are unable to attend. Your prompt cooperation will be greatly appreciated.  Any stockholder attending the Special Meeting may vote in person even if such stockholder has returned a proxy, as long as the shares are held in the stockholder’s name or the brokerage firm, bank or other holder of record acting as the stockholder’s nominee confirms the stockholder’s ownership in writing.

By Order of the Board of Directors,
/s/ Jonathan M. Couchman
Jonathan M. Couchman
President, Chief Executive Officer and Chief Financial Officer
New York, New York
Dated:  [_______ __], 2013

IMPORTANT: Please fill in, date, sign and return the enclosed proxy in the return-addressed envelope to ensure that your shares are represented at the Special Meeting. If you attend the Special Meeting, you may vote in person, if you wish to do so, even though you have previously voted.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND A CRIMINAL OFFENSE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS DOCUMENT OR RELATED SCHEDULE 13E-3, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Stockholders to be Held on [              ] [  ], 2013

The proxy statement and form of proxy card are available on the Internet at http: [_______]

i

(continued)
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PRELIMINARY COPY SUBJECT TO COMPLETION
DATED NOVEMBER 6, 2013

XSTELOS HOLDINGS, INC.
630 FIFTH AVENUE
SUITE 2260
NEW YORK, NEW YORK 10020

________________

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [                                                                            ] [           ], 2013

________________

INTRODUCTION

This proxy statement is being furnished to stockholders by the Board of Directors (the “Board”) of Xstelos Holdings, Inc., a Delaware corporation (the “Company,” “we,” “our,” and “us”), in connection with the solicitation of the proxies in the accompanying form for use at a Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on [ ], [   ] [  ], 2013 at [  ]:00 a.m., Eastern time, or at any adjournment or postponement thereof.  The principal business matters to be considered at the Special Meeting will be the following proposals:

1.
To approve, subject to final action by the Board, an amendment to our Certificate of Incorporation, whereby the Company will effect a 1-for-2,000 reverse stock split (the “Reverse Stock Split”) such that stockholders owning of record fewer than 2,000 shares of Common Stock, par value $.001 per share (the “Common Stock”), will have such shares cancelled and converted into the right to receive $1.37 for each share of Common Stock held of record prior to the Reverse Stock Split;

2.
To approve, subject to stockholder approval of the proposal described in (1) above and final action by the Board, to take effect immediately following the Reverse Stock Split, an amendment to our Certificate of Incorporation whereby the Company will effect a 2,000-for-1 forward stock split of our outstanding Common Stock (the “Forward Stock Split” and, together with the Reverse Stock Split, the “Reverse/Forward Stock Split”);

3	To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals; and

4.	To transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

The Board, by unanimous vote, has determined that proposals One and Two are fair to, and in the best interests of, the Company and its unaffiliated stockholders.

The Board has fixed [                                                                           ] as the record date for the Special Meeting (the “Record Date”).  It is anticipated that the Proxy Statement and the proxy will first be made available to stockholders on or about [], 2013.

SUMMARY OF TERMS OF REVERSE/FORWARD STOCK SPLIT

The following is a summary of the material terms of the proposed Reverse/Forward Stock Split and the other transactions contemplated in connection with the Reverse/Forward Stock Split.

This Proxy Statement contains a more detailed description of the terms of the proposed Reverse/Forward Stock Split. We encourage you to read the entire Proxy Statement and each of the documents that we have attached as Annexes to this Proxy Statement carefully.

•
The Board has authorized a 1-for-2,000 Reverse Split (as defined herein) of our Common Stock, followed immediately by a 2,000-for-1 Forward Split (as defined herein) of our Common Stock. See also the information under the captions “Special Factors - Structure of the Reverse/Forward Stock Split,” “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split” and “Special Factors - Fairness of Reverse/Forward Stock Split to Stockholders” in this Proxy Statement.

•
The Board has determined that the Reverse/Forward Stock Split is fair to and in the best interest of all of our unaffiliated stockholders, including those stockholders owning shares being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse/Forward Stock Split. See also the information under the captions “Special Factors - Fairness of Reverse/Forward Stock Split to Stockholders” and “Special Factors - Recommendation of the Board; Fairness of Reverse/Forward Stock Split” in this Proxy Statement.

•
The Reverse/Forward Stock Split is intended to take effect, subject to stockholder approval and subsequent final action by our Board, on the date the Company files Certificates of Amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, or on any later date that the Company may specify in such Certificates of Amendment (the “Effective Date”), the forms of which are attached hereto as Annex A-1 and Annex A-2.  Our Board has retained the authority to determine whether and when to file the amendments to our Certificate of Incorporation with the Secretary of State of the State of Delaware to effect the Reverse/Forward Stock Split, notwithstanding the authorization of the Reverse/Forward Stock Split by our stockholders (see “Special Factors – Certain Effects of Reverse/Forward Stock Split on the Company’s Stockholders – Board Discretion”).  The Company expects the Effective Date to be as soon as practicable following the Special Meeting, subject to stockholder approval and final action by the Board.

•
Jonathan M. Couchman has been deemed a “filing person” for purposes of Schedule 13E-3, has adopted the analysis and conclusions of our Board regarding the material factors upon which it was determined that the Reverse/Forward Stock Split is fair to and in the best interest of all of our unaffiliated stockholders, including those stockholders owning shares being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in our Company subsequent to the consummation of the Reverse/Forward Stock Split. See also the information under the captions “Special Factors - Fairness Determination by Jonathan M. Couchman.”

•
Neither we nor any our affiliates have received nor have we or any of our affiliates solicited any report, opinion, or appraisal from an outside party materially related to the Reverse/Forward Stock Split.  The Board did not create a Special Committee of the Board to approve the Reverse/Forward Stock Split. However, our independent Board members were actively involved in the Board’s review of the Reverse/Forward Stock Split. See also the information under the captions “Special Factors - Fairness of Reverse/Forward Stock Split to Stockholders” and “Special Factors - Procedural Fairness to All Affiliated and Unaffiliated Stockholders.”

•
Jonathan M. Couchman, the Company’s Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and majority stockholder is the beneficial owner of 13,563,578 shares of Common Stock (including his option to acquire 2,500,000 shares of Common Stock), which represents approximately 50.7% of the outstanding shares of Common Stock. Mr. Couchman owns of record and will be able to vote at the Special Meeting, 11,063,578 shares of Common Stock equal to 45.58% of the issued and outstanding shares of Common Stock.  Mr. Couchman intends to vote in favor of the Reverse/Forward Stock Split. See also the information under the caption “Special Factors - Vote Required” in this Proxy Statement.

•
When the Reverse/Forward Stock Split becomes effective, if you hold at least 2,000 shares of Common Stock, the number of shares of Common Stock that you hold will not change, and you will not receive any cash payments. You will not need to take any action, including exchanging or returning any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates. See also the information under the caption “Description of the Reverse/Forward Stock Split” in this Proxy Statement.

•
When the Reverse/Forward Stock Split becomes effective, stockholders holding fewer than 2,000 shares of Common Stock (“Cashed Out Stockholders”) will be eligible to receive a cash payment of $1.37 per pre-split share. The cash payment will remain at $1.37 even if our stock price increases in value prior to the effectiveness of the Reverse/Forward Stock Split.  As soon as practicable after the Effective Date, Cashed Out Stockholders will be notified and asked to surrender your stock certificates to the Exchange Agent (as defined herein). Upon receipt of stock certificates by the Exchange Agent, Cashed Out Stockholders will receive your cash payment.  It is expected that in the aggregate a total of 245,991 of the Company’s issued and outstanding shares shall be cashed out as a result of the Reverse/Forward Stock Split.  See also the information under the caption “Description of the Reverse/Forward Stock Split - Exchange of Certificates for Cash Payment or Shares” in this Proxy Statement.

•
Currently the only outstanding stock option or other convertible security issued by the Company is an option to purchase 2,500,000 shares of Common Stock held by Mr. Couchman. The number of shares underlying such outstanding stock option granted by the Company will not change as a result of the Reverse/Forward Stock Split.  See also the information under the caption “Special Factors – Effect of the Reverse/Forward Stock Split on Option Holders” in this Proxy Statement.

•
The Reverse/Forward Stock Split is not expected to affect our current business plan or operations, except for the anticipated cost and management time savings associated with termination of our obligations as a reporting company. See also the information under the captions “Special Factors - Effects of the Reverse/Forward Stock Split, “Special Factors - Financial Effect of the Reverse/Forward Stock Split” and “Conduct of the Company’s Business After the Reverse/Forward Stock Split” in this Proxy Statement.

•
When the Reverse/Forward Stock Split becomes effective, it is anticipated that we will be eligible to cease filing periodic reports with the Commission and we intend to cease public registration of our Common Stock. Once we cease public registration of our Common Stock, we will not be required to provide our stockholders with periodic or other reports regarding the Company, although we may continue to provide sufficient information to allow our Common Stock to continue trading on the Pink Sheets, which includes the dissemination of quarterly and annual unaudited financial statements via the OTC Disclosure & News Service. See also the information under the captions “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split,” and “Special Factors - Fairness of Reverse/Forward Stock Split” in this Proxy Statement.

•
For those stockholders who receive a cash payment in the Reverse/Forward Stock Split and cease to hold, either directly or indirectly, shares of post-split Common Stock, generally you will recognize a gain or loss for United States federal income tax purposes for the difference between the amount of cash received and the aggregate adjusted tax basis in your shares of Common Stock. For those stockholders that retain Common Stock incident to the Reverse/Forward Stock Split, you will not recognize any gain or loss for United States federal income tax purposes. See also the information under the caption “Special Factors - United States Federal Income Tax Consequences of the Reverse/Forward Stock Split” in this Proxy Statement. You are urged to consult with your own tax advisor regarding the tax consequences of the Reverse/Forward Stock Split in light of your own particular circumstances.

•
When the Reverse/Forward Split becomes effective, under Delaware law you are not entitled to dissenter’s rights. See also the information under the caption “Description of the Reverse Split - Dissenter’s Rights” in this Proxy Statement.

•
We have the financial resources to complete the Reverse/Forward Stock Split, the costs of which we currently anticipate to be approximately $437,000. See also the information under the caption “Financing of the Reverse/Forward Stock Split” in this Proxy Statement.

•
The Reverse/Forward Stock Split is considered a “going private” transaction as defined by Rule 13e-3 under the Exchange Act, because it is intended to terminate the registration of our Common Stock under Section 12(g) of that statute and suspend our duty to file periodic reports with the Commission. Consequently, the Company, and Jonathan M. Couchman, have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 with the Commission (the “Transaction Statement”). The Company and Jonathan M. Couchman are the filing persons on the Transaction Statement. The Transaction Statement is available on the Commission’s website at www.sec.gov or from the Company.

•
Our directors and executive officer are collectively, and each individually, considered to be our “affiliates” for purposes of the Reverse/Forward Stock Split. As of the Record Date, Jonathan M. Couchman, Adam W. Finerman and Steven D. Scheiwe, beneficially own approximately 50.7% (inclusive of his option to purchase 2,500,000 shares of Common Stock), 1.78% and less than one percent of the Company’s issued and outstanding shares of Common Stock, respectively, prior to the consummation of the Reverse/Forward Stock Split.  After the Reverse/Forward Stock Split is effected, Messrs. Couchman, Finerman and Scheiwe shall beneficially own 51.1%, 1.8% and less than one percent, respectively.  Mr. Couchman owns of record and will be able to vote at the Special Meeting, 11,063,578 shares of Common Stock equal to 45.58% of the issued and outstanding shares of Common Stock.  All directors and the executive officer of the Company, which individually are each an affiliate, intend to vote for the Reverse/Forward Stock Split resulting in 11,547,193 shares of the Company’s issued and outstanding shares of Common Stock or 47.57% of the required vote to approve the Reverse/Forward Stock Split, voting in favor of such proposals.  As a result of all of our affiliates retaining shares of Common Stock following the Reverse/Forward Stock Split, none of our affiliates will be required to pay taxes solely in connection with the Reverse/Forward Stock Split.

•
The fractional shares resulting from the Reverse/Forward Stock Split will be retired and returned to the authorized Common Stock of the Company available for future issuance. Our per-share Common Stock net income or loss and the net book value will be marginally increased in absolute terms because there will be fewer shares of our Common Stock outstanding following the Reverse/Forward Stock Split. Any fractional shares that are redeemed by the cashed-out stockholders will result in a decrease in paid in capital and cash. We do not anticipate that any other accounting consequences would arise as a result of the proposed transaction.

QUESTIONS AND ANSWERS ABOUT THE REVERSE/FORWARD STOCK SPLIT

The following questions and answers briefly address some commonly asked questions about the Reverse/Forward Stock Split that are not addressed in the “Summary of Terms of Reverse/Forward Stock Split.” They may not include all the information that is important to you. We urge you to read carefully this entire Proxy Statement, including our financial statements and the Annexes hereto.

Q:	What are some of the advantages of the Reverse/Forward Stock Split?

A:	Our Board believes that the Reverse/Forward Stock Split will have, among others, the following advantages:

•
We will be able to terminate the registration of our Common Stock under the Exchange Act, which will eliminate the significant tangible and intangible costs of our being a registered, reporting company, with tangible cost savings of an estimated $242,000 before taxes annually and intangible costs related to the time of our executive officer to focus on our operations as opposed to our reporting requirements;

•	Management will not have the burdens associated with being a registered, reporting company and will be able to devote more time to the operations of the Company; and

•
Stockholders holding less than 2,000 shares will be able to liquidate their position at a premium to the market price on the date prior to the announcement of the Reverse/Forward Stock Split without paying any brokerage fees, commissions, or transaction costs, which may be significant in relation to or greater than the market value of such stockholders’ holdings.

See also information under the caption “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split” in this Proxy Statement.

Q:	What are some of the disadvantages of the Reverse/Forward Stock Split?

A:	Our Board believes that the Reverse/Forward Stock Split will have, among others, the following disadvantages:

•
Stockholders owning fewer than 2,000 shares of our Common Stock will not have an opportunity to liquidate their shares at a time and for a price of their choosing; instead, they will be cashed out, will no longer be stockholders of our Company and will not have the opportunity to participate in or benefit from any future potential appreciation in our value;

•
Stockholders holding our Common Stock following the Reverse/Forward Stock Split may no longer have the information that is currently provided in our filings with the Commission pursuant to the Exchange Act and the Sarbanes-Oxley Act regarding such matters as our business operations and developments, legal proceedings involving the Company, our financial results, the compensation of our directors and executive officers, and Company securities held by our directors, executive officers and major stockholders;

•
Our stockholders will no longer have the protections provided by the liability provisions of the Exchange Act and the Sarbanes-Oxley Act applicable to the Company and our directors, officers and major stockholders, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13;

•
Our officers, directors and major stockholders will no longer be subject to the reporting obligations regarding their ownership of our Common Stock imposed by the Exchange Act and the Sarbanes-Oxley Act;

•	The trading volume of our Common Stock may decline and it may be more difficult for our stockholders to buy or sell our Common Stock;

•	It will be more difficult for us to access the public equity markets to raise capital.

See also information under the captions “Special Factors - Effects of the Reverse/Forward Stock Split,” “Special Factors - Financial Effect of the Reverse Split” and “Special Factors - Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” in this Proxy Statement.

Q:	What are some of the factors that the Board considered in approving the Reverse/Forward Stock Split?

A:
The Board considered several factors in approving the Reverse/Forward Stock Split. Importantly, the Board considered the relative advantages and disadvantages discussed above and under the captions “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors - Strategic Alternatives Considered,” “Special Factors - Background of the Reverse/Forward Stock Split” and “Special Factors - Effects of the Reverse/Forward Stock Split “ in this Proxy Statement.  The factors considered included:

•
The Board’s discussions and conclusions about the fairness of the price of $1.37 per pre-split share to be paid following the Reverse/Forward Stock Split to our stockholders owning fewer than 2,000 shares;

•	The fact that a large number of our stockholders owning fewer than 2,000 shares each hold, in aggregate, approximately 1% of our outstanding Common Stock;

•
That the decision to cash-out stockholders holding less than 2,000 shares would provide them with an opportunity to receive cash for their holdings without having to pay brokerage fees, commissions, or transaction costs that such stockholder would otherwise be required to pay;

•	The fact that a de minimus percentage of our outstanding Common Stock is being cashed-out; and

•
The projected tangible and intangible cost savings to us of terminating our status as a reporting company, with tangible cost savings of an estimated $242,000 before taxes annually and intangible costs related to the time savings from our executive officer no longer having to focus on our public company reporting requirements.

See also information under the captions “Special Factors - Fairness of the Reverse Stock Split to Stockholders,” “Special Factors - Procedural Fairness to All Affiliated and Unaffiliated Stockholders,” and “Special Factors - Recommendation of the Board; Fairness of the Reverse Split” in this Proxy Statement

Q:	What are the interests of directors and the executive officer of the Company in the Reverse/Forward Stock Split?

A:
As of the Record Date, Jonathan M. Couchman, the Company’s Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and majority stockholder and Adam W. Finerman and Steven D. Scheiwe, each a director, beneficially own approximately 50.7% (inclusive of his option to purchase 2,500,000 shares of Common Stock), 1.78% and less than one percent, respectively, of the Company’s issued and outstanding shares of Common Stock prior to the consummation of the Reverse/Forward Stock Split.  After the Reverse/Forward Stock Split is effected, it is anticipated that Messrs. Couchman, Finerman and Scheiwe shall beneficially own 51.1%, 1.8% and less than one percent, respectively, of the Company’s then issued and outstanding shares of Common Stock.  Mr. Couchman owns of record and will be able to vote at the Special Meeting, 11,063,578 shares of Common Stock equal to 45.58% of the issued and outstanding shares of Common Stock.  Following the Reverse/Forward Stock Split, it is expected that each of our current directors and executive officer will continue to serve in their current capacity. See also information under the captions “Special Factors - Effects of the Reverse/Forward Stock Split” and “Special Factors - Potential Disadvantages of the Reverse/Forward Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders” in this Proxy Statement.

Q:	What is the total cost of the Reverse/Forward Stock Split to the Company?

A:
We estimate that we will pay up to approximately $337,000 to cash out fractional shares. In addition, we anticipate incurring approximately $100,000 in printing and mailing expenses, legal, financial, accounting and other fees and costs in connection with the Reverse/Forward Stock Split. See also information under the captions “Special Factors - Effects of the Reverse/Forward Stock Split,” “Special Factors - Financial Effect of the Reverse/Forward Stock Split” and “Costs of the Reverse/Forward Stock Split” in this Proxy Statement.

Q:	What is the recent share price and dividend history of the Common Stock?

A:
The following is a schedule of the reported high and low closing share price for our Common Stock during the period from January 1, 2011 through October 25, 2013. These quotations do not include any mark-up, mark-down, commission or other transaction cost and may not necessarily represent actual transactions:

	HIGH	LOW
2011*
First Quarter	$1.00	$0.40
Second Quarter	$0.95	$0.72
Third Quarter	$0.85	$0.65
Fourth Quarter	$0.78	$0.58
2012*
First Quarter	$1.20	$0.62
Second Quarter	$1.71	$1.14
Third Quarter	$1.84	$1.41
Fourth Quarter	$1.80	$1.37
2013
First Quarter	$2.00	$1.55
Second Quarter	$1.90	$1.40
Third Quarter	$1.50	$1.25
Fourth Quarter (through October 25, 2013)	$1.50	$1.30
_________
*Prices for dates prior to May 22, 2012 reflect prices of Footstar, Inc.  See background at the Reverse/Forward Stock Split.

On December 10, 2012, the Company’s Board declared a cash dividend of $0.30 per share of Common Stock outstanding, payable in cash on December 28, 2012 to stockholders of record as of the close of business on December 20, 2012 totaling $7.3 million.

On August 27, 2013, the last trading day prior to the public announcement of the Reverse/Forward Stock Split, our Common Stock’s closing price per share was $1.25 with zero trading volume. Our average closing price for the 20 business days prior to August 28, 2013 was approximately $1.31 per share. See also information under the caption “Price Range of Common Stock; Dividends; Trading Volume” in this Proxy Statement.

SPECIAL FACTORS

Structure of the Reverse/Forward Stock Split

The Reverse/Forward Stock Split includes both a reverse stock split and a forward stock split of our Common Stock. The Reverse Split is expected to occur following the close of trading on the Effective Date and the Forward Split is expected to occur immediately following the Reverse Split. The Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that doing so is in the best interests of the Company.

Upon consummation of the Reverse Split, each registered stockholder on the Effective Date will receive one share of Common Stock for every 2,000 shares of Common Stock held in his, hers or its account immediately prior to the effective time of the Reverse Split. Any registered stockholder who holds fewer than 2,000 shares of Common Stock in his, her or its account immediately prior to the consummation of the Reverse Split will receive a cash payment of $1.37 per pre-split share instead of fractional shares.  The cash payment will remain at $1.37 even if our stock price increases in value prior to the effectiveness of the Reverse/Forward Stock Split.

In connection with the Forward Split, all registered stockholders holding at least 2,000 shares prior to the Reverse Split will receive 2,000 shares of Common Stock for every one share of Common Stock they held following the Reverse Split (the “Continuing Stockholders”). If a registered stockholder holds more than 2,000 shares of Common Stock in his, hers or its account, any fractional share in such account will not be cashed out after the Reverse Split and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split. Such holders will not need to exchange or return any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates.

We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, we do not know whether nominees will follow our instructions and treat such stockholders the same. Nominees may have different procedures, and stockholders holding shares through a nominee should contact their nominees (such as a banker or broker).

A stockholder holding fewer than 2,000 shares of Common Stock through a nominee who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name so that such stockholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split. A stockholder holding fewer than 2,000 shares of Common Stock through a nominee who does not transfer shares into a record account prior to the Effective Date may or may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split, depending on such nominee’s procedures. Please note that a nominee holding shares on behalf of a stockholder may charge fees to transfer such shares into a record account in such stockholder’s name. The amount of such fees, if any, are dependent on the nominee’s policies.

A stockholder may be unaware whether such stockholder’s nominee holds sufficient shares as to enable such a stockholder to remain a stockholder following the Reverse/Forward Stock Split. Therefore a stockholder holding fewer than 2,000 shares of Common Stock through a nominee who wants to ensure that he or she remains a stockholder following the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name so that such stockholder will be considered a holder of record and such stockholder should purchase additional shares of Common Stock to hold a minimum of 2,000 shares of Common Stock in that record account prior to the Effective Date of the Reverse/Forward Stock Split. Please note that a nominee holding shares on behalf of a stockholder may charge fees to transfer such shares into a record account in such stockholder’s name. The amount of such fees, if any, are dependent on the nominee’s policies.

In general, the Reverse/Forward Stock Split can be illustrated by the following examples:

Hypothetical Scenario: Stockholder A is a registered stockholder who holds 1,000 shares of Common Stock in his account prior to the Reverse Split.

Result: Instead of receiving a fractional share of Common Stock immediately after the Effective Date of the Reverse Split, Stockholder A’s shares will be converted into the right to receive cash in the amount of $1,370 ($1.37 x 1,000 shares).

Note: If Stockholder A wants to continue to be a stockholder of the Company, Stockholder A can, prior to the Effective Date, buy at least 1,000 more shares, if available at prices Stockholder A is willing to pay, and hold them in his account. Stockholder A would have to act sufficiently in advance of the Reverse Stock Split so that the purchase is completed and the additional shares are credited in his account before the Effective Date.

Hypothetical Scenario: Stockholder B is a registered stockholder who holds 2,000 shares of Common Stock in his account prior to the Reverse Split.

Result: After the Effective Date of the Reverse/Forward Stock Split, Stockholder B will continue to hold all 2,000 shares of Common Stock.

Hypothetical Scenario: Stockholder C holds less than 2,000 shares of Common Stock in a brokerage account as of the Effective Date.

Result: The Company intends for the Reverse/Forward Stock Split to treat stockholders holding Common Stock through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures and stockholders holding Common Stock through a nominee should contact their nominees. A stockholder holding fewer than 2,000 shares of Common Stock through a nominee who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name so that such stockholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split. A stockholder holding fewer than 2,000 shares of Common Stock through a nominee who does not transfer shares into a record account prior to the Effective Date may or may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split, depending on such nominee’s procedures. Please note that a nominee holding shares on behalf of a stockholder may charge fees to transfer such shares into a record account in such stockholder’s name. The amount of such fees, if any, is dependent on the nominee’s policies.

Final Determination by the Board

The Board has retained the final authority to determine if and when to file the amendments to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware in order to effectuate the Reverse/Forward Stock Split.  Notwithstanding authorization of the proposed transactions by our stockholders, our Board may abandon the Reverse/Forward Stock Split at any time without further action by stockholders, or may file the amendments at any time without further notice to or action by stockholders.  However, the Board believes that the proposals should be acted on before they become “stale” and expects to make its decision within 60 days after approval by stockholders.

Reasons for and Purposes of the Reverse/Forward Stock Split

The primary purpose of the Reverse/Forward Stock Split is to reduce the number of record holders of our Common Stock to fewer than 300, so that we can terminate the registration of our Common Stock under Section 12(g) of the Exchange Act. The Reverse/Forward Stock Split is expected to result in the elimination of the expenses related to our disclosure and reporting requirements under the Exchange Act and to decrease the administrative expense we incur in servicing a large number of record stockholders who own a small percentage of our outstanding shares of Common Stock. The Board believes that achieving these ongoing cost reductions is important for the Company. The sooner the Reverse/Forward Stock Split is implemented, the greater the aggregate cost savings the Company will achieve. Accordingly, timely and reasonably assured completion of the transaction were important considerations for the Board.

As discussed further in this Proxy Statement under the caption “Special Factors - Background of the Reverse/Forward Stock Split,” the Board reviewed the Reverse/Forward Stock Split as a strategic alternative to maximize stockholder value at a meeting on August 13, 2013. At that meeting, in connection with its ongoing review of strategic issues confronting the Company, management expressed concern about expense of remaining a registered, reporting company and continuing to comply with the periodic reporting requirements of the Exchange Act in light of the low trading volume of shares of Common Stock. The Board therefore decided to consider whether it should remain a registered, reporting company.

The Board believes that any material benefit derived from continued registration under the Exchange Act is outweighed by the cost. As a result of the increased cost and tangible and intangible burdens associated with being a registered, reporting company following the passage of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we do not believe that continuing our registered, reporting company status is in the best interest of the Company or our stockholders.

The Board believes that the significant tangible and intangible costs of our being a registered, reporting company are not justified because we have not been able to realize many of the benefits that registered, reporting companies sometimes realize. The Board does not believe that we are in a position to use our status as a registered, reporting company to raise capital through sales of securities in a public offering, or otherwise to access the public markets to raise equity capital.

Our Common Stock’s limited trading volume has also impaired our stockholders’ ability to sell their shares, which has prevented them from realizing the full benefits of holding stock in a registered, reporting company. Our low market capitalization has resulted in limited interest from market makers or financial analysts who might report on our activity to the investment community. In addition, a single stockholder owns a substantial amount of the outstanding shares of Common Stock. As of the Record Date, Jonathan M. Couchman owns 13,563,578 shares of Common Stock (including an option to purchase 2,500,000 shares of Common Stock), representing approximately 50.7% of the outstanding share of Common Stock and owns of record and will be able to vote at the Special Meeting, 11,063,578 shares of Common Stock equal to 45.58% of the issued and outstanding shares of Common Stock.   For information with respect to the shares beneficially owned by our directors and executive officers, see the information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.

During the twelve months ended August 27, 2013(the last trading day prior to the announcement of the Reverse/Forward Stock Split), our stock traded with an average daily trading volume of approximately 10,176 shares for such twelve month period. Because the Common Stock has been thinly traded, entering into a large purchase or sale, to the extent possible, would risk a significant impact on the market price of our Common Stock. The Board believes that it is unlikely that our market capitalization and trading liquidity will increase significantly in the foreseeable future.

Our status as a registered, reporting company does not materially benefit our stockholders, while placing an unnecessary financial burden on us. That burden has risen since the enactment of the Sarbanes-Oxley Act. As a registered, reporting company, we incur direct costs associated with compliance with the Commission’s filing and reporting requirements imposed on public companies. To comply with the requirements for a registered, reporting company, we expect to incur expenses of approximately $242,000 annually before taxes. We anticipate that the deregistration of our shares after the Reverse/Forward Stock Split will result in a reduction of such expenses as follows:

Estimated Future Annual Savings if the Company
Ceases to be a Registered, Reporting Company

Accounting and Audit Fees	$75,000
Internal Control Compliance	15,000
Stockholder Expenses	17,000
Legal Fees	100,000
Insurance Expenses	35,000
TOTAL	$242,000

The amounts set forth above are only estimates and the actual savings that we may realize may be higher or lower than the estimates set forth above. In light of our current resources, the Board does not believe that such costs are warranted. Therefore, the Board believes that it is in the best interests of our unaffiliated stockholders to eliminate the administrative, financial and other burdens associated with being a registered, reporting company by consummating the Reverse/Forward Stock Split at this time rather than continue to subject the Company to these burdens.

The costs and burdens imposed on us as a result of being a registered, reporting company are primarily related to the overall executive and professionals time expended on the preparation and review of our public filings and are substantial.  The indirect costs of being a registered, reporting company can be significant relative to our overall expenses and, although there will be no direct monetary savings with respect to these indirect costs when the Reverse/Forward Stock Split is effected and we cease filing periodic reports with the Commission, the time currently devoted by management to our registered company reporting obligations could be devoted to other purposes, such as operational concerns to further our business objectives and the interests of our stockholders. See also information under the caption “Special Factors - Strategic Alternatives Considered” in this Proxy Statement for an additional description of the reasons why our Board approved the Reverse/Forward Stock Split instead of another alternative transaction structure.

Based on information available to us, we presently have an aggregate of approximately 2,352 record holders of our Common Stock (collectively, “Holders”), with approximately 2,250 Holders owning fewer than 2,000 shares (collectively, the “Small Holders”). The Reverse/Forward Stock Split will terminate the Small Holders’ equity interests in the Company. In the aggregate, the shares held by the Small Holders comprise approximately one percent of our outstanding shares of Common Stock. The administrative burden and cost to us of maintaining records in respect of these Small Holders and the associated cost of preparing, printing and mailing information to them is excessive given our limited size and the nature of our operations. These expenditures result in no material benefit to the Company. The Reverse/Forward Stock Split will enable us to substantially eliminate these costs. Additionally, the Reverse/Forward Stock Split will provide Small Holders an efficient mechanism to liquidate their equity interest without having to pay brokerage fees, commissions, or transaction costs.

When the Reverse/Forward Stock Split is consummated, stockholders owning fewer than 2,000 shares of Common Stock will no longer have any equity interest in the Company and will not participate in our future earnings or any increases in the value of our assets or operations. The stockholders that will continue to have an equity interest in the Company after the Reverse/Forward Stock Split will own a security, the liquidity of which may be severely restricted. See also information under the captions “Special Factors - Recommendation of the Board; Fairness of the Reverse/Forward Stock Split” and “Special Factors - Fairness of the Reverse/Forward Stock Split to Stockholders” in this Proxy Statement.

The Reverse/Forward Stock Split will (i) cause us to cash out shares held by any stockholder holding fewer than 2,000 shares, (ii) not cash out any shares held by any stockholder holding at least 2,000 shares of Common Stock and (iii) change the percentage of Common Stock held by the remaining stockholders to 100%. As discussed more fully below under the caption “Special Factors - United States Federal Income Tax Consequences of the Reverse/Forward Stock Split” the federal income tax consequences of the Reverse/Forward Stock Split for our stockholders will differ depending on the number of shares of pre-split Common Stock owned and/or constructively owned by such stockholders. Stockholders who own at least 2,000 shares of pre-split Common Stock will retain their shares and will not recognize any gain, loss or dividend income as a result of the Reverse/Forward Stock Split. Stockholders who own fewer than 2,000 shares of pre-split Common Stock will receive cash, the treatment of which will depend on the constructive ownership rules described below under the caption “Special Factors - United States Federal Income Tax Consequences of the Reverse/Forward Stock Split” are applicable. If such constructive ownership rules do not apply, a stockholder who owns fewer than 2,000 shares of pre-split Common Stock generally will recognize gain or loss upon the sale or exchange of the pre-split Common Stock. If such constructive ownership rules apply, the stockholder may be required to treat any cash received as a cash distribution rather than as gain or loss from a sale or exchange. The differences in United States federal income tax consequences to the stockholders do not depend on whether a stockholder is an affiliate of the Company or is an unaffiliated stockholder.

The difference in United States federal income tax consequences between stockholders who hold at least 2,000 shares of pre-split Common Stock and stockholders who own fewer than 2,000 shares of pre-split Common Stock was not a reason for the Company to undertake the Reverse/Forward Stock Split in this form at this time.

Background of the Reverse/Forward Stock Split

The Company was formed as a Delaware corporation on January 20, 2012, and on January 23, 2012 entered into a Plan of Reorganization (the “Plan of Reorganization”) with Footstar, Inc. (“Footstar”) pursuant to which Footstar contributed all of its assets to the Company, including its cash, real estate and its 80.5% interest in FCB I Holdings, Inc. (“FCB Holdings”). In exchange for the contribution of all of its assets, the Company assumed all of Footstar’s liabilities and issued all of its shares of common stock to Footstar. On April 23, 2012, the Company issued 24,263,194 shares of its common stock to Footstar. Footstar then distributed all of the Company’s common stock to holders of Footstar’s common stock as of April 23, 2012, the record date, pro rata on a one-for-one basis. Immediately thereafter, Footstar’s stockholders became the owners of all of the outstanding shares of common stock of the Company, and the Company stockholders’ holdings were proportionate to their percentage ownership of Footstar shares as of April 23, 2012, the record date for the distribution.

On April 5, 2011, Xstelos Corp. and subsidiaries (formerly Footstar Corporation and subsidiaries, the “Predecessor Company”), a wholly owned subsidiary of Footstar (“Xstelos Corp” and, together with Xstelos Holdings, Inc. and its subsidiaries and their operations prior to the Plan of Reorganization, the “Company”), completed the CPEX Transaction (as defined below). In the CPEX Transaction, the Company acquired CPEX Pharmaceuticals, Inc. (“CPEX”), an emerging specialty pharmaceutical company. As a result of the CPEX Transaction, an indirect majority-owned subsidiary of Xstelos Corp merged with and into CPEX, with CPEX surviving as a wholly-owned subsidiary of FCB Holdings. FCB Holdings is owned 80.5% by Xstelos Corp and 19.5% by Ouray Holdings I AG, an investment holding company (which was the affiliate and ultimate transferee of the 19.5% interest from the original holder, together the “Investment Holding Company”). The Investment Holding Company is not affiliated with either Xstelos or Jonathan Couchman, our Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer.

Following the completion of the CPEX Transaction, Footstar and Xstelos entered into the Plan of Reorganization. On May 5, 2012, Footstar finally and completely liquidated and dissolved in accordance with its Plan of Dissolution

CPEX Pharmaceuticals, Inc. Acquisition

In August 2010, Footstar’s Board of Directors was made aware of an opportunity regarding a potential strategic transaction with CPEX, an emerging specialty pharmaceutical company whose shares were traded on the Nasdaq Capital Market under the symbol “CPEX”. Substantially all of CPEX’s revenue is a royalty stream under a licensing agreement with Auxilium Pharmaceuticals, Inc. (“Auxilium”) pursuant to which CPEX licenses its CPE-215 technology with a testosterone formulation to Auxilium and receives royalties of 12% from Auxilium based upon Auxilium’s sales of Testim®. Testim® is a gel for testosterone replacement therapy, which is a formulation of CPEX’s technology with testosterone. Auxilium is currently marketing Testim® in the United States, Europe and Canada.

From August 2010 through January 3, 2011, Footstar negotiated the terms of a strategic merger transaction with CPEX pursuant to which CPEX would become a majority-owned indirect subsidiary of Footstar (the “CPEX Transaction”).

On January 3, 2011, CPEX, FCB Holdings and FCB I Acquisition Corp. (“FCB Acquisition”), a wholly-owned subsidiary of FCB Holdings, entered into an Agreement and Plan of Merger (the “CPEX Transaction Agreement”).

On April 5, 2011, the parties completed the CPEX Transaction pursuant to the CPEX Transaction Agreement. As a result of the CPEX Transaction, FCB Acquisition merged with and into CPEX, with CPEX surviving as a wholly owned subsidiary of FCB Holdings. The consolidated financial statements include the results of CPEX from the date of acquisition.

Pursuant to the CPEX Transaction, CPEX common stock that was outstanding immediately prior to the effective time of the CPEX Transaction, other than shares held by stockholders who properly exercised their appraisal rights and shares owned by CPEX as treasury stock, was automatically cancelled and converted into the right to receive $27.25 in cash, without interest and less any applicable withholding taxes.

Upon consummation of the CPEX Transaction, FCB Holdings was owned 80.5% by Xstelos Corp and 19.5% by the Investment Holding Company.

Strategic Alternatives Considered

The Board explored in detail the advantages and disadvantages of each of the following strategic alternatives:

Issuer Tender Offer

The feasibility of a tender offer to repurchase the shares of common stock held by its unaffiliated stockholders. Due to the voluntary nature of such a transaction, it would have no assurance that the transaction would result in a sufficient number of shares being tendered. Moreover, the tender offer rules regarding the treatment of stockholders, including pro-rata acceptance of offers from stockholders, make it difficult to ensure that it would be able to significantly reduce the number of record stockholders. As a result of these disadvantages, the Board determined not to pursue this alternative.

Reverse Stock Split

The feasibility of a reverse split to reduce the number of its record stockholders. The Board ultimately concluded that this alternative for the reasons described herein most efficiently accomplished the Company’s goal of terminating its public reporting obligations.

Traditional Stock Repurchase Program

A plan whereby it would periodically repurchase shares of common stock on the open market at the then current market price. The Board rejected such an approach. Repurchasing enough shares in this manner to enable us to deregister under the Exchange Act would likely take an extended period of time, have no assurance of success and be of undeterminable cost.

Odd-Lot Repurchase Program

The feasibility of a transaction in which it would announce to our stockholders that it would repurchase, at a designated price per share, the shares of common stock held by any stockholder who holds less than a specified number of shares and who offers such shares for sale pursuant to the terms of the program. A principal disadvantage of such an approach, however, results from the voluntary nature of the program. Because stockholders would not be required to participate in the program, it could not be certain at the outset whether a sufficient number of odd-lot stockholders would participate and thereby result in the number of stockholders being reduced to below 300. In terms of timing, such a program, especially after giving effect to any extensions of deadlines for tendering into the program, would likely necessitate a longer time frame than that of the Partial Cash-Out Merger. As a result of these disadvantages, our Board rejected this alternative.

Maintaining the Status Quo

It would continue to incur the expenses of being a public reporting company and enjoy the benefits traditionally associated with having public reporting company status. Our Board believed that maintaining the status quo was not in their best interests and rejected this alternative.

On various occasions during 2012 and 2013, prior to August 13, 2013, particularly in the time immediately following the filing of the Company’s Periodic Reports on Form 10-Q and Annual Reports on Form 10-K, Mr. Couchman reached out to the other members of the Board individually to express concerns over the costs of remaining a public, reporting company.  On these various occasions, Mr. Couchman asked the other Board members whether they, in their opinion, believed the benefits of being a public, reporting company outweighed the costs, as well as their thoughts on the various strategic alternatives described above.  In addition, during these discussions during 2012 and 2013, Mr. Couchman delved further into the issue of going private by soliciting such other Board members’ views as to methods of going private, including by way of a reverse stock split.  Specifically, Mr. Couchman discussed with Mr. Finerman, the types of transactions the Company could utilize in a going private transaction.  They discussed that a company that wanted to go private could partake in any of the strategic alternatives described above:  a reverse stock split, issuer tender offer, the purchase of shares in the open market, traditional stock repurchase program or odd-lot repurchase program.

Following another set of conversations with each of the Board members individually, Mr. Couchman, as Chairman of the Board of Directors, decided to call a Special Meeting of the Board of Directors to be held on August 13, 2013.  On August 13, 2013, the Board held a special meeting to discuss whether to remain a public company, to consider various strategic alternatives, as described above and the estimated costs and benefits of proceeding with a going private transaction. All directors, as well as the Company’s legal counsel were present and counsel was available during the meeting to address the questions and concerns of the Board.  Counsel advised the directors of their fiduciary obligations in considering and investigating the various strategic alternatives available to the Company.  Next, Mr. Couchman set forth to the Board each of the various strategic alternatives described above and the Board explored in detail the advantages and disadvantages of each of the strategic alternatives described above: a reverse stock split, issuer tender offer, the purchase of shares in the open market, traditional stock repurchase program, odd-lot repurchase program and maintaining the status quo.  The unaffiliated directors questioned Mr. Couchman as to the timing of a going private transaction and the short and long term consequences on the Company and all unaffiliated stockholders.  Specifically, Messrs. Finerman and Scheiwe asked Mr. Couchman why, in Mr. Couchman’s opinion, was the present time, as opposed to three months from now, one year from now, or any other future date a proper time to approve and announce the Reverse/Forward Stock Split?  Messrs. Finerman and Scheiwe also asked Mr. Couchman about the loss of access to the capital markets upon going private, the costs and benefits involved with hiring a third party valuation expert, the costs and fees required to be paid to stockholders trying to exit the stock, the future plans of the Company, if any, and whether he felt the Reverse/Forward Stock Split would be forced on stockholders?  Mr. Couchman’s responses to these questions are described below in the section, “Special Factors – Background of the Reverse/Forward Stock Split.”  Other than the Board discussions described in this section, “Special Factors – Background of the Reverse/Forward Stock Split,” no material negotiations or discussions occurred with respect to the Reverse/Forward Stock Split.  Upon its unanimous conclusion to proceed with the Reverse/Forward Stock Split, the directors debated and discussed numerous stock split ratios, alternative premiums to market value to pay to the Cashed-Out Stockholders, alternative trailing averages with respect to the price to be paid to the Cashed-Out Stockholders and whether the cost involved with hiring an financial advisor to advise on the stock-split ratio, the premium to market and the 20-day average were fair to unaffiliated stockholders was a reasonable expense in light of the proposed transaction.

As part of its decision to effect a transaction now, the Board, being led by Mr. Couchman and in response to Messrs. Finerman and Scheiwe’s question regarding timing, discussed the current and future status of the Company’s business.  The Company’s sole source of revenue is its royalty revenues on sales of Testim®, a testosterone gel that incorporates our CPE-215 drug delivery technology.  As disclosed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, incorporated herein by reference, see “Incorporation of Certain Documents by Reference” and “Where You Can Obtain Additional Information”, the Company is a party to numerous expensive lawsuits with respect to Testim® and preserving and protecting the Company’s intellectual property with respect to Testim® and the related revenue stream.  The costs of  funding these litigations continue to increase and are significant to the Company.  The Company has limited options for reducing its expenses, with the primary choice being the estimated $242,000 annual expenses related to public, reporting costs.

The Board also discussed in detail how the Sarbanes-Oxley Act, the rules and regulations promulgated by the Commission and the burden of complying with the periodic reporting requirements of the Exchange Act had increased substantially the cost of remaining a registered, reporting company, which would likely further increase in the foreseeable future. While costs of compliance have increased, we have not realized the benefits of remaining a registered reporting company. Therefore it is the Board’s view that the costs outweigh any benefits the Company or its stockholders receive from our status as registered, reporting company.

In reviewing the strategic alternatives described above, the Board noted that none of the alternatives would have provided unaffiliated stockholders with the right to receive appraisal rights with respect to such a transaction.  As such, the Board dismissed such factor in determining which strategic alternative to pursue.

In response to Messrs. Finerman and Scheiwe’s other questions regarding timing, Mr. Couchman responded as follows:  Mr. Couchman stated that, based on the recent history of the Company and based on foreseeable needs, he did not believe the Company would be able to access the capital markets, noting the Company would have a difficult time raising additional funds based on the reasons stated above related to the Company’s sole source of revenue and the numerous lawsuits.  The Board then discussed Mr. Couchman’s response.  Next, Mr. Couchman expressed his opinion that the cost of hiring a third party valuation expert to assist in the valuation of a proposed transaction would likely cost the Company an amount close to the overall cost of the shares to be repurchased and in his opinion was not warranted in light of the Company’s limited resource, the overall size of the proposed transaction as would benefit the Company’s unaffiliated non-Cashed Out Stockholders, particularly in light of the safeguards put in place for unaffiliated Cashed Out Stockholders, as described under Mr. Couchman’s response to the question as to whether the transaction was forced on stockholders.  The Board then discussed Mr. Couchman’s responses and concluded it agreed with his conclusions.  Mr. Couchman then stated his belief that a Reverse/Forward Stock Split would be beneficial for unaffiliated stockholders holding a limited number of shares because they would not need to pay the commission they would otherwise have to pay upon a sale of stock, which in some cases could be a significant portion of the amount received on the sale of a small number of shares with a low market price.  The Board then discussed this response.  Mr. Couchman then said he did not have any future plans for the Company other than operating as it has currently been operated.  Mr. Couchman then stated to the Board his belief, which they subsequently agreed with, that this transaction was not being forced on stockholders, noting (i) although the Company’s directors and executive officer, each of whom intend to vote for the Reverse/Forward Stock Split, control approximately 47.37% of the required vote, the approval of the Reverse/Forward Stock Split requires the vote of unaffiliated stockholders and (ii) any stockholder who would otherwise be cashed out has the opportunity to purchase additional shares to increase their stockholding to in excess of 2,000 shares and to remain a stockholder following the Reverse/Forward Stock Split.

The Board, including our independent directors, concluded that a going private transaction pursuant to a Reverse/Forward Stock split is a desirable strategic alternative to consider, provided that it was effected at a price and on terms fair to all of our stockholders. The Board considered seeking a financial advisor to assist the Board in determining the fairness of a reverse stock split and the consideration for fractional interest. After extended discussion, the Board agreed that, in view of the cost of retaining a financial advisor and a fairness opinion relative to the size of the transaction contemplated, the Board itself would ensure the procedural fairness of the transaction. Further, the Board determined that the procedural fairness of the Reverse/Forward Stock Split would be supported by the fact that stockholders could decide whether to remain a stockholder by buying shares in the stock market.

The Board next analyzed the make-up of the Company’s stockholders and considered various stock split ratios to accomplish the Company’s goals of deregistration.  Once the Board determined not to engage a third party valuation expert, the Board in its decision regarding the stock split ratio needed to rely on its own expertise (the backgrounds of each of the directors are set forth on Annex B hereto) and other than as described in this paragraph, the Board did not have any additional debate or discussion on the stock split ratio.  Mr. Couchman suggested to the other Board Members ratios ranging from 1-for-500 through 1-for-5,000, the Board then discussed these ratios these ratios and ultimately determined that a reverse split ratio of 1-for-2,000 would reduce the number of record holders to below 300 and provide a “cushion” to help ensure that the number of record holders of our Common Stock would likely remain less than 300. The Board also observed that the stockholders that would be cashed out based on a reverse split ratio of 1-for-2,000 hold approximately one percent of the outstanding shares of Common Stock and thus represent holders of a de minimus portion of the outstanding shares of Common Stock. The Board also considered the fact that many of the stockholders who would be cashed out own a relatively small number of shares, and that the decision to cash-out these stockholders would provide them with an efficient way to liquidate their positions with an opportunity to receive cash for their holdings without having to pay brokerage fees, commissions or transaction costs to sell the shares, which would likely exceed or be substantial in relation to the gross proceeds from such a sale at current market prices. Accordingly, the Board concluded a 1-for-2,000 Reverse Split ratio should be proposed. The Board also determined that it would be appropriate to undertake a 2,000-for-1 Forward Split immediately following the consummation of the Reverse Split so that stockholders owning at least 2,000 shares prior to the Reverse Split would continue to own the same number of shares as a result of the Reverse/Forward Stock Split. By such stockholders’ holdings remaining unchanged, the Company would not need to incur the costs of issuing new stock certificates to such stockholders.

The Board next considered the recent and historical trades of the Company’s Common Stock. The Common Stock has traded since May 22, 2012 on the Pink Sheets. That market has represented the principal outlet for stockholders who wished to dispose of shares of Common Stock. Once the Board determined not to engage a third party valuation expert, the Board in its decision regarding the methodology in determining the way to value the Company’s stock, amount of premium to be paid in the Reverse/Forward Stock Split and trailing number of days to calculate the current value of the stock, the Board needed to rely on its own expertise (the backgrounds of each of the directors are set forth on Annex B hereto).  While the Board discussed and debated these matters as described in this paragraph, there were no other discussions and debates, particularly from outside sources that the Board considered in making these decisions.  The Board, in their experience and opinion, viewed that market as a good indicator of what a willing buyer would pay to a willing seller, neither one of whom is under any compulsion to buy or sell, after considering such factors as their estimate of the Company’s value as a whole, its earnings and performance history, its prospects, the prospects of the industry as a whole, an assessment of the control parties and management of the Company, and other factors that typically bear on a common stock purchase or sale decision. The Board first considered using a closing price near the first public announcement of the Reverse/Forward Stock Split, which was $1.25 per share, but determined that the Company’s market price fluctuates as a result of a limited amount of shares traded, and as such a one day closing price was not, in the Board’s judgment, an accurate reflection of the Company’s market value. In determining the cash-out price based on historical trades in the Common Stock, the Board determined that an average closing price of the common stock over a period of time, rather than the closing price as of a specified date, would more accurately represent the current value of the Common Stock.  Once the Board determined to use a trailing average, the Board discussed various shorter and longer term ranges other than 20 days, including 5 days, 10 days, 30 days, 60 days, 90 days, 180 days and 1 year, but ultimately determined, following a discussion of what they each thought was personally fair in their respective business judgment, to unaffiliated stockholders, both those who remained stockholders following the Reverse/Forward Stock Split and Cashed Out Stockholders, that 20 days was reasonable, which reflected an average price of approximately $1.31 per share, since it reflected prices over approximately the past month, which the Board deemed to be a reasonable period, with longer periods being determined not to be reflective of the Company’s current market value, particularly in light of the disclosure in the Company’s Periodic Report on Form 10-Q filed on August 14, 2013, which describes in greater detail the numerous litigations the Company is facing and the Company’s wait of two weeks to file this proxy to allow additional trading in the Company’s stock to reflect this additional disclosure. The Board accordingly determined to calculate the cash-out price as a price equal to the trailing average of the closing price of the common stock for the 20 days prior to August 28, 2013, the date of our public announcement of the execution of the Reverse/Forward Stock Split, plus a premium of 5%.  Given that, during such 20-day period, the Company’s trailing average closing price was approximately $1.31 per share and the Company’s Common Stock had high and low trading prices of $1.45 and $1.25 per share, respectively, and high and low closing prices of $1.42 and $1.25 respectively, the Board believed based on its experience, that the 20-day trailing closing average was an appropriate indication of the fair market value for the Company’s Common Stock. The Board considered whether to add a premium to the price to be paid, including premiums of 1% though 10% and determined, following a discussion of what they each though was personally fair in their respective business judgments to unaffiliated stockholders, both those who remained stockholders following the Reverse/Forward Stock Split and Cashed Out Stockholders, that adding a 5% premium to the 20-day trailing average closing price provided additional value to the unaffiliated stockholders selling their shares in the Reverse/Forward Stock Split.  The Board’s determination as to the amount of the premium was based solely on their experience and not on any third party materials.  The Board determined that a 5% premium over the 20 trading day closing price trailing average from August 28, 2013 of approximately $1.31, which provided for a $1.37 cash-out price, was fair to the unaffiliated stockholders being cashed out in the Reverse/Forward Stock in light of the factors considered by the Board as described above.

The Board in making its determinations also discussed the following and determined that in addition to each of their respective beliefs, based on their individual experiences (the backgrounds of each of the directors are set forth on Annex B hereto), that market value was the best methodology in determining the cash out price for each share of Common Stock being cashed out.  Further, that due to the perceived cost of obtaining a fairness opinion, relative to the cost involved in the transaction, obtaining a fairness opinion given the Company’s limited resources would be unfair to the unaffiliated stockholders who remain stockholders of the Company following the Reverse/Forward Stock Split.  Additionally, the Board believed that Cashed Out Stockholders have two procedural safeguards, (a) the state of Delaware requirement that a Reverse/Forward Stock Split needs to be approved a majority of issued and outstanding shares of Common Stock and that although the Company’s largest stockholder and fellow directors control approximately 47% of the required vote, unaffiliated stockholders are also required to approve the Reverse/Forward Stock Split, and (b) any stockholder who wished to remain a stockholder of the Company following the Reverse/Forward Stock Split could purchase additional shares in the market to increase their stockholdings to in excess of 2,000 shares.

Liquidation Value. The Board believes that the assets of the Company could potentially be worth substantially more in a continuation of the business as a going concern than on a liquidated basis, particularly since the Company, through its subsidiaries, is now highly leveraged as a result of the CPEX Transaction. Therefore, the Board determined that a valuation based on the liquidation value of the Company would not be an appropriate method of valuation in determining the cash-out price for the Reverse/Forward Stock Split.

Going Concern Value. The Board did not obtain a financial analysis for going concern value of the Company because it determined that the expense associated with obtaining such valuation was not justified in light of the fact that as described above, the Board determined that a valuation based on a 20-day trailing historical closing average is a reasonably accurate reflection of fair value. The Board also concluded that any stockholder who wishes to remain a Stockholder of the Company following the Reverse/Forward Stock Split has the ability to purchase additional shares of Common Stock to reach the 2,000 level pursuant to which they would not be cashed-out.

Comparable Sale Transactions Analysis. The Board did not consider the expected value per share based on comparable sales assuming the entire Company was to be sold, because it determined that the expense associated with obtaining such valuation was not justified in light of the fact that as described above, the Board determined that a valuation based on a 20-day trailing historical closing average is a reasonably accurate reflection of fair value. The Board also concluded that any stockholder who wishes to remain a Stockholder of the Company following the Reverse/Forward Stock Split has the ability to purchase additional shares of Common Stock to reach the 2,000 level pursuant to which they would not be cashed-out.

Net Book Value.  The Board considered that the Net Book Value of the Company was, as of December 31, 2012, $2.63 per share and that the Tangible Net Book Value of the Company was, as of December 31, 2012, $0.02 per share.  Although the $2.63 Net Book Value is higher than the $1.37 to be paid to Cashed-Out Stockholders, the Board believed that neither the Net Book Value nor Tangible Net Book Value was an appropriate valuation method in determining the amount to pay Unaffiliated Cashed-Out Stockholders because they believed that the Net Book Value was not a true reflection of the Company’s value.  This conclusion was based on the fact that the primary asset in the calculation of Net Book Value was the value of the Company’s goodwill and other intangible assets, valued at $2.61.  Based on the Board’s experience, Net Book Value can be a flawed valuation method of a Company’s true worth, primarily because of the inclusion of intangible assets which skew the Net Book Value higher and which may not be able to be monetized.  They also concluded, in their sole judgment based on their experience, that as compared to Market Value, the Tangible Net Book Value of $0.02 per share was significantly less than the value of the Company based on the market price and that the Company’s Cashed Out Stockholders were entitled to more per share.

Although Tangible Net Book Value is a non-GAAP measure, it was considered by the Board in the analysis of the Company’s valuation because it provided useful supplemental information that is essential to a consideration of the valuation of the Company, including on a liquidation basis.  The Board calculated Tangible Net Book Value by subtracting all liabilities and all intangible assets from the Company’s total assets and then divided such amount by the number of shares of Common Stock outstanding (As of December 31, 2012, this calculation was approximately: ($115,571,000 (total assets) – $51,713,000 (total liabilities) - $52,410,000 (intangible assets) - $10,920,000 (goodwill)) ÷ 24,242,249 (shares outstanding)).  This disclosure should not be viewed as a substitution for results determined in accordance with GAAP, nor is it necessary comparable to non-GAAP performance measures that may be presented by other companies.

On the basis of these factors, the Board determined by a unanimous vote that a 1-for-2,000 Reverse Split, followed by a 2,000-for-1 Forward Split with fractional interests cashed out at a per pre-split share equal to $1.37, was fair to all affiliated and unaffiliated stockholders, including those whose shares would be cashed out pursuant to the Reverse/Forward Stock Split and those who would retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split. See also the sections entitled “Special Factors - Reasons for and Purpose of the Reverse Split,” “Special Factors - Strategic Alternatives Considered” and “Special Factors - Fairness of the Reverse/Forward Stock Split to Stockholders.”

At the conclusion of its meeting held on August 13, 2013, the Board unanimously approved resolutions carrying out of the Reverse/Forward Stock Split.

Effects of the Reverse/Forward Stock Split

If effected, based on information available to us, the Reverse/Forward Stock Split will reduce the number of record stockholders of our Common Stock from approximately 2,352 to less than 300. This reduction in the number of our stockholders will enable us to terminate the registration of our Common Stock under the Exchange Act, which will substantially reduce the information required to be furnished by us to our stockholders and to the Commission, although we may provide sufficient information to allow our Common Stock to continue trading on the Pink Sheets, which includes the dissemination of quarterly and annual unaudited financial statements via the OTC Disclosure & News Service. Additionally, certain provisions of the Exchange Act will no longer apply, such as the short-swing profit recovery provisions of Section 16(b).

For a total expenditure by us of approximately $100,000 in transaction costs (printing and mailing, Exchange Agent fees, legal, financial, accounting and other fees and costs) and approximately $337,000 in purchase costs for fractional shares, we estimate we will realize an estimated $242,000 in cost savings on an annual basis by terminating our registered, reporting company status. We intend to apply for termination of registration of our Common Stock under the Exchange Act as soon as practicable following completion of the Reverse/Forward Stock Split. However, the Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that doing so is in the best interests of the Company.

Management and the Board were sensitive to, and structured the Reverse/Forward Stock Split to avoid disproportionate benefit to our affiliated stockholders, including Jonathan M. Couchman, the largest stockholder. Affiliated and unaffiliated stockholders will be treated the same in the Reverse/Forward Stock Split; the only factor affecting whether a stockholder will be cashed out or will remain a stockholder of the Company is the number of shares held by the stockholder. Nevertheless, management and the Board focused on assuring that a consequence of implementing the Reverse/Forward Stock Split would not be a material increase in the ownership percentage or voting power of Mr. Couchman. In that connection, the Board considered that, as a result of Reverse/Forward Stock Split, all continuing holders will have immaterial increases in their relative percentages of ownership. Specifically, based on information available as the date hereof, Mr. Couchman’s percentage ownership of the outstanding Common Stock would increase from approximately 50.7% to approximately 51.1%. The Board considered these increases and concluded that they are immaterial to Mr. Couchman’s percentage ownership or voting control, and thus would not adversely affect the interests of unaffiliated continuing stockholders in any material way.

Effects on Unaffiliated Continuing Holders of Common Stock

Unaffiliated registered stockholders holding more than 2,000 shares of Common Stock will be unaffected by the Reverse/Forward Stock Split.  There is no tax effect on unaffiliated Continuing Holders of Common Stock and such stockholders will not be required to pay any tax as a result of the Reverse/ Forward Stock Split.  In addition, as all of our affiliates are remaining stockholders of the Company after the Reverse/Forward Stock Split, none of our affiliates will need to pay any taxes solely as a result of the Reverse/Forward Stock Split.

Effects on Unaffiliated Cashed Out Holders of Common Stock

Unaffiliated registered stockholders and stockholders holding shares of Common Stock through a nominee (such as a broker or a bank) holding fewer than 2,000 shares of Common Stock on the Effective Date will have their shares converted into the right to receive a cash amount equal to $1.37 per pre-split share. The cash payment will remain at $1.37 even if our stock price increases in value prior to the effectiveness of the Reverse/Forward Stock Split.  See also “Special Factors - Structure of the Reverse/Forward Stock Split” in this Proxy Statement for additional information with respect to the effect of the Reverse/Forward Stock Split on each stockholder. Holders of less than 2,000 shares of Common Stock who do not want to be cashed out in the Reverse/Forward Stock Split may remain stockholders in the Company by purchasing a sufficient number of shares of Common Stock so that they hold at least 2,000 shares of Common Stock before the Effective Date of the Reverse/Forward Stock Split.  The tax impact to each of the Unaffiliated Cashed Out Holders of Common Stock is described in detail under “Special Factor – United States Federal Income Tax Consequences of the Reverse/Forward Stock Split.”

Effects on the Company

When consummated, the Reverse/Forward Stock Split will affect the registration of our Common Stock under the Exchange Act. We intend to apply for termination of such registration as soon as practicable after the consummation of the Reverse/Forward Stock Split. We expect our underlying business and operations to continue largely as they are presently conducted. The executive officer and directors of the Company will not change due to the Reverse/Forward Stock Split. Other than as described in this Proxy Statement, neither the Company nor its directors or executive officer has any current plans or proposals to do any of the following: effect any extraordinary corporate transaction (such as a merger, reorganization or liquidation); sell or transfer substantially all of the Company’s assets; change the composition of the Board or management of the Company; change materially the Company’s indebtedness or capitalization; or otherwise effect any material change in the Company’s corporate structure.

Effects on Company Shares

Immediately after giving effect to the Reverse/Forward Stock Split, our authorized capital will continue to consist of 31,000,000 shares, divided into two classes, one class consisting of 30,000,000 shares of Common Stock, $0.001 par value per share, and the other class consisting of 1,000,000 shares of Preferred Stock, $0.001 par value per share.

Effects on the Company’s Executive Officers, Directors and Affiliates

Our directors and executive officer are collectively, and each individually, considered to be our “affiliates” for purposes of the Reverse/Forward Stock Split. As of the Record Date, Jonathan M. Couchman, Adam W. Finerman and Steven D. Scheiwe, beneficially own approximately 50.7% (inclusive of his option to purchase 2,500,000 shares of Common Stock), 1.78% and less than one percent of the Company’s issued and outstanding shares of Common Stock, respectively, prior to the consummation of the Reverse/Forward Stock Split.  After the Reverse/Forward Stock Split is effected, Messrs. Couchman, Finerman and Scheiwe shall beneficially own 51.1%, 1.8% and less than one percent, respectively.  Mr. Couchman owns of record and will be able to vote at the Special Meeting, 11,063,578 shares of Common Stock equal to 45.58% of the issued and outstanding shares of Common Stock.  All directors and the executive officer of the Company, which individually are each an affiliate, intend to vote for the Reverse/Forward Stock Split resulting in 11,547,193 shares of the Company’s issued and outstanding shares of Common Stock or 47.57% of the required vote to approve the Reverse/Forward Stock Split, voting in favor of such proposals.  As a result of all of our affiliates retaining shares of Common Stock following the Reverse/Forward Stock Split, none of our affiliates will be required to pay taxes solely in connection with the Reverse/Forward Stock Split.

Pursuant to Section 16(a) of the Exchange Act, directors, officers, and 10% stockholders of companies who have shares registered under the Exchange Act are required to report changes in their respective beneficial ownership of such shares to the Commission. Such insiders are required to file an initial Form 3 showing their respective beneficial holdings within 10 days after becoming subject to Section 16(a). Thereafter, a reporting insider is generally required to file a report on Form 4 within two business days following most acquisitions and dispositions of Company shares by the insider. As a related deterrent to improper trading on inside information, insiders are also subject to the so-called short-swing profit disgorgement requirements of the Exchange Act. In general, these requirements mandate the disgorgement by an insider of any paper profit realized on a purchase and a sale of company stock which occur within a six-month period. Transactions are generally paired so as to match the lowest purchase price and the highest sale price within the six-month period, thus extracting the maximum “profit” from the insider on the transaction or transactions. If the Company declines to press a claim for disgorgement, a claim for recovery of profit may be asserted by any stockholder on behalf of the Company. In addition to the effects of the Reverse/Forward Split on stockholders generally, when we complete the Reverse/Forward Stock Split and deregister the Common Stock, our insiders will no longer be required to comply with these requirements.

Pursuant to Section 13(d) of the Exchange Act, Mr. Couchman and any other stockholders who beneficially own, directly or indirectly, more than 5% of our Common Stock are required to each file forms with the Commission containing information about such stockholder and the nature of the acquisition, and amendments thereto in certain circumstances. In addition to the effects of the Reverse/Forward Stock Split on stockholders generally, when we complete the Reverse/Forward Stock Split and deregister the Common Stock, Mr. Couchman and other stockholders who have acquired more than 5% of our Common Stock, and stockholders who may acquire more than 5% of our Common Stock in the future will no longer be required to comply with these requirements (currently Mr. Couchman is our only 5% holder and our Certificate of Incorporation currently includes a restriction on the purchase of greater than 4.75% of our Common Stock by a group).

Ninety days after the Form 15 is filed with the Securities and Exchange Commission effecting the deregistration of our Common Stock, the Company will no longer be subject to the periodic reporting requirements under the Exchange Act. Additionally, 90 days after the Form 15 is filed, the Company’s Common Stock will be deregistered and the Company will cease to be subject to the proxy rules under the Exchange Act, unless the Commission otherwise determines. As a result, information about our directors’ and officers’ compensation and stock ownership will no longer be publicly available.

In addition, as all of our affiliates are remaining stockholders of the Company after the Reverse/Forward Stock Split, none of our affiliates will need to pay any taxes solely as a result of the Reverse/Forward stock Split.

Potential Disadvantages of the Reverse/Forward Stock Split to Stockholders; Accretion in Ownership and Control of Certain Stockholders

Stockholders owning fewer than 2,000 shares of Common Stock immediately prior to the effective time of the Reverse Split will, after giving effect to the Reverse/Forward Stock Split, no longer have any equity interest in the Company and therefore will not participate in our future potential earnings or growth. It is expected that approximately 2,250 record stockholders will be fully cashed out as a result of the Reverse Split. It will not be possible for cashed out stockholders to re-acquire an equity interest in the Company unless they purchase an interest from the Company or from the remaining stockholders.

The Reverse/Forward Stock Split will require stockholders who own fewer than 2,000 shares of Common Stock to surrender their shares for cash. These stockholders will not have the ability to continue to hold their shares. The ownership interest of these stockholders will be terminated as a result of the Reverse/Forward Stock Split, but the Board has concluded that the completion of the Reverse/Forward Stock Split will benefit these stockholders because of, among other reasons, the liquidity provided to them by the transaction at a price determined by the Board to be fair to these stockholders without incurring brokerage fees, commissions or transaction costs which would likely exceed or be substantial in relation to the gross proceeds from such a sale at current market prices.

The Reverse/Forward Stock Split will increase the percentage ownership of each remaining stockholder of the Company. Based on an assumed cash-out of approximately 246,000 shares, the percentage ownership of each holder remaining after the Reverse/Forward Stock Split will increase by a factor of approximately one tenth of one percent. By way of example, if a holder held 10% of the outstanding Common Stock prior to the Reverse/Forward Stock Split, such holder would hold approximately 10.1% after the Reverse/Forward Stock Split. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management” in this Proxy Statement.

Potential disadvantages to our stockholders who will remain as stockholders after the Reverse/Forward Stock Split include decreased access to information and likely decreased liquidity as a result of the deregistration of our Common Stock. When the Reverse/Forward Stock Split is effected, we intend to terminate the registration of our Common Stock under the Exchange Act. As a result of the termination, we will no longer be subject to the periodic reporting requirements or the proxy rules of the Exchange Act as discussed under the caption “Special Factors - Effects of the Reverse/Forward Stock Split,” although we may continue to provide sufficient information to allow our Common Stock to continue trading on the Pink Sheets, which includes the dissemination of quarterly and annual unaudited financial statements via the OTC Disclosure & News Service.

Termination of registration under the Exchange Act also will make many of the liability provisions of the Exchange Act no longer applicable to us, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. In addition, we will no longer be required to have our financial statements audited, our officers will no longer be required to certify to the accuracy of our financial statements, and affiliate stockholders may be deprived of the ability to dispose of their Common Stock under Rule 144 promulgated under the Securities Act.

Effect of the Reverse/Forward Stock Split on Option Holders

Currently, the only outstanding stock option or other convertible security issued by the Company is an option to purchase 2,500,000 shares of Common Stock held by Mr. Couchman.  The number of shares underlying such outstanding stock option granted by the Company will not change as a result of the Reverse/Forward Stock Split. Because of the symmetry of the 1-for-2,000 Reverse Split and the 2,000-for-1 Forward Split, the Board has determined that the Reverse/Forward Stock Split will not cause dilution or enlargement of the benefits intended by the Company with respect to any outstanding stock options or convertible securities.

Financial Effect of the Reverse/Forward Stock Split

Completion of the Reverse/Forward Stock Split will require approximately $437,000 of cash, which includes $100,000 for printing and mailing, Exchange Agent fees, legal, financial, accounting and other fees and costs related to the transaction. As a result, we will have decreased working capital following the Reverse/Forward Stock Split. This decrease is not expected to have a material effect on our capitalization, liquidity, results of operations or cash flow. The payments to holders of fewer than 2,000 pre-split shares of Common Stock and holders of fractional interest resulting from the Reverse Split will be paid out of working capital.

Based upon analysis of the share ownership distribution among the Company’s stockholders, the Board chose to limit the scope of the Reverse/Forward Stock Split to 1-to-2,000 and then 2,000-to-1 in order to minimize the cost to the Company while reducing the number of stockholders of record to less than 300. See also the information under the caption “Financing of the Reverse/Forward Stock Split” in this Proxy Statement.

The consummation of the Reverse/Forward Stock Split will have virtually no impact on Mr. Couchman’s interest in the net book value and net earnings of the Company, as Mr. Couchman’s equity interest in the Company will increase from approximately 50.7% of the outstanding shares of the Common Stock prior to the consummation of the Reverse/Forward Stock Split to 51.1% of the then outstanding shares of the Common Stock after the Reverse/Forward Stock Split is effected.  The Company does not believe the consummation of the Reverse/Forward Stock Split will have any effect on the Company’s utilization of its net operating loss forwards.

The Company’s net operating losses as of year-end 2012 were $107,000,000. Mr. Couchman’s pro rata “share” of the net operating losses of the Company, both before and after giving effect to the Reverse/Forward Stock Split (based on ownership of outstanding shares of Common Stock), is 50.7% or $54,249,000 and 51.1% or $54,677,000, respectively.

The Company’s net book value as of year-end 2012 was approximately $63,858,000.  Mr. Couchman’s pro rata “share” of the net book value of the Company, both before and after giving effect to the Reverse/Forward Stock Split (based on ownership of outstanding shares of Common Stock), is 50.7% or approximately $32,376,000 and 51.1% or $32,631,000, respectively.

The Company’s net earnings as of year-end 2012 was approximately $33,942,000. Mr. Couchman’s pro rata “share” of the net earnings of the Company, both before and after giving effect to the Reverse/Forward Stock Split (based on ownership of outstanding shares of Common Stock), is 50.7% or approximately $17,209,000 and 51.1% or approximately $17,344,000, respectively.

United States Federal Income Tax Consequences of the Reverse/Forward Stock Split

The following is a summary of the material United States federal income tax consequences of the Reverse/Forward Stock Split, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in United States federal income tax consequences different than those set forth below. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

This summary deals only with our stockholders who hold shares of Common Stock as “capital assets” within the meaning of Section 1221 of the Code. This summary also does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all aspects of United States federal income taxation that might be relevant to a stockholder’s particular circumstances or to stockholders that may be subject to special tax rules, including, without limitation:

•	banks, insurance companies or other financial institutions;

•	persons subject to the alternative minimum tax;

•	tax-exempt organizations, S corporations, partnerships or other pass-through entities;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons that own, or are deemed to own, more than five percent of our Company (except to the extent specifically set forth below);

•	certain former citizens or long-term residents of the United States;

•	persons who hold our Common Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction;

•	persons who are non-U.S. persons for United States federal income tax purposes; or

•	persons deemed to sell our Common Stock under the constructive sale provisions of the Code.

In addition, if a partnership holds our Common Stock, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships which hold our Common Stock and partners in such partnerships are urged to consult their tax advisors

YOU ARE URGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE UNITED STATES FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Reorganization

We believe that the Reverse/Forward Split will constitute a reorganization as described in Section 368(a)(1)(E) of the Code. Accordingly, we will not recognize taxable income, gain or loss in connection with the Reverse/Forward Split.

Unaffiliated Stockholders

The federal income tax consequences of the Reverse/Forward Stock Split for our stockholders will differ depending on the number of shares of pre-split Common Stock owned and, in some cases, constructively owned by such stockholders. As set forth in more detail below, stockholders who own at least 2,000 shares of pre-split Common Stock will retain their shares and will not recognize any gain, loss or dividend income as a result of the Reverse/Forward Stock Split. Stockholders who own fewer than 2,000 shares of pre-split Common Stock will receive cash, the treatment of which will depend on whether the constructive ownership rules described below are applicable. If such constructive ownership rules do not apply, a stockholder who owns fewer than 2,000 shares of pre-split Common Stock generally will recognize gain or loss upon the sale or exchange of the pre-split Common Stock. If such constructive ownership rules apply, the stockholder may be required to treat any cash received as a cash distribution rather than as gain or loss from a sale or exchange, as more fully described below.  The differences in United States federal income tax consequences to the stockholders do not depend on whether a stockholder is an affiliate of the Company or is an unaffiliated stockholder. As described above, the Company will not recognize any income, gain or loss in connection with the Reverse/Forward Stock Split. Neither the differences in United States federal income tax consequences between stockholders who hold at least 2,000 shares of pre-split Common Stock and stockholders who own fewer than 2,000 shares of pre-split Common Stock nor the differences in United States federal income tax consequences between the stockholders and the Company were reasons for the Company to undertake the Reverse/Forward Stock Split in this form at this time.

Unaffiliated Stockholders Who Receive Shares of Post-Split Common Stock

A stockholder who retains shares of Common Stock after the Reverse/Forward Stock Split (i.e., a stockholder who owns at least 2,000 shares of Common Stock immediately before the Reverse/Forward Stock Split) will not recognize gain or loss or dividend income as a result of the Reverse/Forward Stock Split, and the adjusted tax basis and holding period of such stockholder in shares of pre-split Common Stock will carry over as the adjusted tax basis and holding period of such stockholder’s shares of post-split Common Stock. Our officers and directors who own our Common Stock prior to the Reverse/Forward Stock Split will continue to own our Common Stock following the consummation of the Reverse/Forward Stock Split.

As all of our affiliates are retaining their shares of Common Stock following the Reverse/Forward Stock Split, the tax effect on these individuals will be treated the same as unaffiliated stockholders who retain shares of Common Stock after the Reverse/Forward Stock Split.

Unaffiliated Stockholders Who Receive Cash

A stockholder who receives cash as a result of the Reverse/Forward Stock Split (i.e., a stockholder that owns fewer than 2,000 shares of Common Stock immediately before the Reverse/Forward Stock Split) will be treated as having such shares redeemed in a taxable transaction for United States federal income tax purposes governed by Section 302 of the Code, and, depending on a stockholder’s situation, the transaction will be taxed for United States federal income tax purposes as either:

•
A sale or exchange of the redeemed shares, in which case the stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s adjusted tax basis for the redeemed shares exchanged for cash; or

•
A cash distribution which is treated: (i) first, as a taxable dividend to the extent of allocable current or accumulated earnings and profits for United States federal income tax purposes, if any; (ii) second, as a tax-free return of capital to the extent of the stockholder’s adjusted tax basis in the redeemed shares; and (iii) finally, as gain from the sale or exchange of the redeemed shares.

Amounts treated as gain or loss from the sale or exchange of redeemed shares will be capital gain or loss and will be long-term capital gain or loss if the redeemed shares have been held for more than one year. Capital gains of non-corporate stockholders derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. Certain limitations apply to the deductibility of capital losses. Gain or loss must be calculated separately with respect to each block of shares. Amounts treated as a taxable dividend are ordinary income to the recipient; however, a corporate taxpayer may be allowed a dividend received deduction subject to applicable limitations and other special rules.  To the extent that the exchange of shares of Common Stock for cash in connection with the Reverse/Forward Stock Split is treated as the receipt by the stockholder of a dividend, the stockholder’s adjusted tax basis in the shares exchanged will be added to the adjusted tax basis of any shares constructively owned by such stockholder, subject to the possible effects of the proposed Treasury regulations discussed below. In addition, since not all stockholders will be exchanging the same proportionate interest in their shares, any amount received by a corporate stockholder that is treated as a dividend will constitute an “extraordinary dividend” under Section 1059 of the Code, which will result in the reduction of adjusted tax basis in the stockholder’s shares or in gain recognition. Corporate stockholders are urged to consult their own tax advisors as to the tax consequences of dividend treatment in their particular circumstances.

Under Section 302 of the Code, a redemption of shares from a stockholder in exchange for cash as part of the Reverse/Forward Split will be treated as a sale or exchange of the redeemed shares if:

•	The receipt of cash results in a “complete redemption” of such stockholder’s interest in the Company;

•	The receipt of cash is “substantially disproportionate” with respect to the stockholder; or

•	The receipt of cash is “not essentially equivalent to a dividend” with respect to the stockholder.

These three tests (the “Section 302 Tests”) are applied by taking into account not only shares that a stockholder actually owns, but also shares that the stockholder constructively owns pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, a stockholder is deemed to constructively own shares owned by certain related individuals and entities in which the stockholder has an interest in addition to shares directly owned by the stockholder. For example, an individual stockholder is considered to own shares owned by or for his or her spouse and his or her children, grandchildren and parents (“family attribution”). In addition, a stockholder is considered to own a proportionate number of shares owned by estates or certain trusts in which the stockholder has a beneficial interest, by partnerships in which the stockholder is a partner, and by corporations in which 50% or more in value of the stock is owned directly or indirectly by or for such stockholder.

In addition, shares directly or indirectly owned by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by stockholders of corporations may be considered owned by these entities (“entity attribution”). A stockholder is also deemed to own shares which the stockholder has the right to acquire by exercise of an option or by conversion or exchange of a security. Constructively owned shares may be reattributed to another taxpayer. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to another taxpayer through family attribution.

A stockholder who receives cash in the Reverse/Forward Stock Split (i.e., owns fewer than 2,000 shares of Common Stock immediately before the Reverse/Forward Stock Split) and does not constructively own any shares of post-split Common Stock will have his or her interest in the Company completely redeemed by the Reverse/Forward Stock Split and will therefore receive sale or exchange treatment on his or her pre-split Common Stock exchanged for cash. That is, such a stockholder will recognize gain or loss equal to the difference between the cash payment and the stockholder’s adjusted tax basis for his or her shares of pre-split Common Stock.

A stockholder who receives cash in the Reverse/Forward Stock Split and would only constructively own shares of post-split Common Stock as a result of family attribution may be able to avoid constructive ownership of the shares of post-split Common Stock by waiving family attribution and, thus, be treated as having had his or her interest in the Company completely redeemed by the Reverse/Forward Stock Split. Among other things, waiving family attribution requires (i) that the stockholder have no interest in the Company (including as an officer, director, employee or stockholder) other than an interest as a creditor and does not acquire such an interest during the ten-year period immediately following the Reverse/Forward Stock Split other than stock acquired by bequest or inheritance and (ii) filing an election to waive family attribution with the stockholder’s tax return for the year in which the Reverse/Forward Stock Split occurs.

A stockholder who receives cash in the Reverse/Forward Stock Split and immediately after the Reverse/Forward Stock Split constructively owns shares of post-split Common Stock must compare (i) his, hers or its percentage ownership immediately before the Reverse/Forward Stock Split (i.e., the number of voting shares actually or constructively owned by him, her or it immediately before the Reverse/Forward Stock Split divided by the number of voting shares outstanding immediately before the Reverse/Forward Stock Split) with (ii) his, hers or its percentage ownership immediately after the Reverse/Forward Stock Split (i.e., the number of voting shares constructively owned by his, her or it immediately after the Reverse/Forward Stock Split divided by the number of voting shares outstanding immediately after the Reverse/Forward Stock Split).

If the stockholder’s post-Reverse/Forward Stock Split ownership percentage is less than 80% of the stockholder’s pre-Reverse/Forward Stock Split ownership percentage, the receipt of cash is “substantially disproportionate” with respect to the stockholder, and the stockholder will, therefore, receive sale or exchange treatment on the portion of his, her or its shares of pre-split Common Stock exchanged for cash.

If the receipt of cash by a stockholder fails to constitute an “exchange” under the “substantially disproportionate” test or the “complete redemption” test, the receipt of cash may constitute an “exchange” under the “not essentially equivalent to a dividend” test. The receipt of cash by a stockholder will be “not essentially equivalent to a dividend” if the transaction results in a “meaningful reduction” of the stockholder’s proportionate interest in the Company. Whether the sale by a stockholder pursuant to the offer will result in a “meaningful reduction” of the stockholder’s proportionate interest will depend on the stockholder’s particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder (for example, less than 1%) in a publicly held corporation who exercises no control over corporate affairs may constitute a “meaningful reduction.” Stockholders are urged to consult their own tax advisors regarding the application of this test to their particular circumstances.

In all other cases, cash received by a stockholder who immediately after the Reverse/Forward Stock Split constructively owns shares of post-split Common Stock will be treated as a cash distribution subject to the treatment and applicable limitations set forth above in the first two paragraphs of this section entitled “Stockholders Who Receive Cash.”

Stockholders are urged to consult their own tax advisor as to the application of the Section 302 tests to their particular circumstances.

United States Federal Income Tax Withholding

To prevent backup federal income tax withholding equal to 28% of the gross payments payable in connection with the exchange of shares of Common Stock for cash pursuant to the Reverse/Forward Stock Split, each stockholder who does not otherwise establish an exemption from backup withholding must provide the stockholder’s correct taxpayer identification number (employer identification number or social security number), or certify that the taxpayer is awaiting a taxpayer identification number, and provide certain other information by completing, under penalties of perjury, the Substitute Form W-9 included in the letter of transmittal. If a stockholder properly certifies that such stockholder is awaiting a taxpayer identification number, 28% of any payment during the 60-day period following the date of the Substitute Form W-9 will be retained and, if the stockholder properly furnishes his or her taxpayer identification number within that 60-day period, the amount retained will be remitted to such stockholder and no amounts will be withheld from future payments under the backup withholding rules. If the stockholder does not properly furnish his or her taxpayer identification number within that 60-day period, the amount retained will be remitted to the IRS as backup withholding and backup withholding will apply to future payments.

Information Reporting

Information statements will be provided to stockholders whose shares of Common Stock are exchanged for cash in connection with the Reverse/Forward Stock Split and to the IRS, reporting the payment of the total purchase price (except with respect to stockholders that are exempt from the information reporting rules, such as corporations, or where reporting is not required under the tax laws).

Fairness of the Reverse/Forward Stock Split to Stockholders

The Board determined that the Reverse/Forward Stock Split, including the proposed cash payment of $1.37 per pre-split share to stockholders whose shares will be cashed out, is substantively fair, from a financial point of view, to all of our unaffiliated stockholders, including those whose shares will be cashed out and those who will be continuing stockholders of the Company.

With respect to the stockholders whose shares would be cashed out, the Board relied upon, among other things, the determination of the range of fair values per pre-split share. The Board determined that the 20-day trailing closing average prior to August 28, 2013, the date of our public announcement of the Reverse/Forward Stock Split, would be fair.

For the reasons stated below, the Board gave little weight to the following factors in determining the fairness of the Reverse/Forward Stock Split to all of our unaffiliated stockholders:

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Going Concern Value analysis. The Board did not obtain a financial analysis for going concern value of the Company because it determined that the expense associated with obtaining such valuation was not justified in light of the fact that as described above, the Board determined that a valuation based on a 20-day trailing historical closing average is a reasonably accurate reflection of fair value.   The Board also concluded that any stockholder who wishes to remain a Stockholder of the Company following the Reverse/Forward Stock Split has the ability to purchase additional shares of Common Stock to reach the 2,000 level pursuant to which they would not be cashed-out.

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Liquidation Value analysis. The Board believes that the assets of the Company could potentially be worth substantially more in a continuation of the business as a going concern than on a liquidated basis, particularly since the Company, through its subsidiaries, is now highly leveraged as a result of the CPEX Transaction. Therefore, the Board determined that a valuation based on the liquidation value of the Company would not be an appropriate method of valuation in determining the cash-out price for the Reverse/Forward Stock Split.

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Comparable Sale Transactions analysis. The Board did not consider the expected value per share based on comparable sales assuming the entire Company was to be sold, because it determined that the expense associated with obtaining such valuation was not justified in light of the fact that as described above, the Board determined that a valuation based on a 20-day trailing historical closing average is a reasonably accurate reflection of fair value. The Board also concluded that any stockholder who wishes to remain a Stockholder of the Company following the Reverse/Forward Stock Split has the ability to purchase additional shares of Common Stock to reach the 2,000 level pursuant to which they would not be cashed-out.

The Board considered the certain factors in determining the fairness of the Reverse/Forward Stock Split to all of our unaffiliated stockholders, including:

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Publicly Traded Stock (Market) value analysis. The Board first considered using a closing price near the first public announcement of the Reverse/Forward Stock Split, which was $1.25 per share, but determined that the Company’s market price fluctuates as a result of a limited amount of shares traded, and as such a one day closing price was not, in the Board’s judgment, an accurate reflection of the Company’s market value. In determining the cash-out price based on historical trades in the Common Stock, the Board determined that an average closing price of the common stock over a period of time, rather than the closing price as of a specified date, would more accurately represent the current value of the Common Stock.  Once the Board determined to use a trailing average, the Board discussed various shorter and longer term ranges other than 20 days, but ultimately determined in their reasonable judgment that 20 days was reasonable, which reflected an average price of approximately $1.31 per share, since it reflected prices over approximately the past month, which the Board deemed to be a reasonable period, with longer periods being determined not to be reflective of the Company’s current market value.  Given that, during such 20-day period, the Company’s trailing average closing price was approximately $1.31 per share and the Company’s Common Stock had high and low trading prices of $1.45 and $1.25 per share, respectively, and high and low closing prices of $1.42 and $1.25 respectively, the board believed that the 20-day trailing closing average was an appropriate indication of the fair market value for the Company’s Common Stock.  The Board accordingly determined to calculate the cash-out price as a price equal to the trailing average of the closing price of the common stock for the 20 days prior to August 28, 2013, the date of our public announcement of the proposed Reverse/Forward Stock Split, plus a premium of 5%. In determining the premium, the Board considered the limited trading volume for the Common Stock. The Board considered whether to add a premium to the price to be paid and determined that adding a 5% premium to the 20-day trailing average closing price provided additional value to the unaffiliated stockholders selling their shares in the Reverse/Forward Stock Split.  The Board determined that a 5% premium over the 20 trading day closing price trailing average from August 28, 2013 of approximately $1.31, which provided for a $1.37 cash-out price, was fair to the unaffiliated stockholders being cashed out in the Reverse/Forward Stock Split in light of the factors considered by the Board as described above.

The Board determined that the primary additional factor supporting the fairness of the Reverse/Forward Stock Split to those stockholders who will be continuing stockholders of the Company is the cost reduction anticipated to result from the transaction. Stockholders who continue to hold an equity interest in the Company will benefit from the future cost savings expected to be realized from the termination of our registered, reporting company status, estimated to be approximately $242,000 annually before taxes.

The Board determined that certain additional factors supported the fairness of the Reverse/Forward Stock Split to those stockholders whose shares will be cashed out, including:

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Immediate Cash Payment. Those stockholders who own less than 2,000 shares of our pre-split Common Stock will receive an immediate cash payment of $1.37 per pre-split share and will not pay the brokerage fees, commissions or transaction costs that such stockholders would have to pay if they were to sell their shares in the open market. Approximately 2,250 of our stockholders of record, representing approximately 96% of our total stockholders of record, own less than 2,000 shares of Common Stock.  At current market prices, many of these stockholders would be unable to sell their stock without paying more in brokerage fees, commissions, or transaction costs than what such stockholders would receive in gross proceeds from such a sale.

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Current and Historical Market Prices for our Common Stock. The proposed transaction price of $1.37 per pre-split share of Common Stock is a premium to recent bid prices of our Common Stock, including a premium to the trading price on the date immediately prior to the announcement of the Reverse/Forward Stock Split.  Our Common Stock bid price is the highest price that a buyer will pay at any given time to purchase a specified number of shares of our stock. As discussed above, in addition to receiving a premium to the trading price of our Common Stock on any shares cashed out as a result of the Reverse/Forward Stock Split, such stockholders will achieve liquidity without incurring brokerage fees, commissions, or transaction costs. Furthermore, the Board considered that, with limited liquidity in the public market for our Common Stock, only a small portion of our stockholders would have been able to attain the bid prices before the stock price decreased measurably.

The Board determined that certain additional factors supported the fairness of the Reverse/Forward Stock Split to all of our unaffiliated stockholders, including:

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No Offers to Acquire Control of the Company. Since our registration statement on Form S-1 went effective on April 12, 2012, we have not, and for the two years prior to the Plan of Dissolution, Footstar had not, received any offers for the merger or consolidation of the Company with or into another company, or vice versa, or the sale or transfer of all or substantially all of our assets to another company, or a purchase of our securities by another person that would involve a change in control of the Company.

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Stockholder Rights. The Reverse/Forward Stock Split will not materially change the rights, preferences or limitations of those stockholders who will retain an interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split.

Neither we nor any our affiliates have received nor have we or any of our affiliates solicited any report, opinion, or appraisal from an outside party materially related to the Reverse/Forward Stock Split.  The Board did not create a Special Committee of the Board to approve the Reverse/Forward Stock Split. However, our independent Board members were actively involved in the Board’s review of the Reverse/Forward Stock Split.

Procedural Fairness to All Affiliated and Unaffiliated Stockholders

The Board, as described in “Special Factors – Background of the Reverse/Forward Stock Split” discussed individually among themselves and at a Special Meeting of the Board of Directors held on August 13, 2013, numerous factors related to the Reverse/Forward Stock Split including the procedural fairness to unaffiliated stockholders.  The Board did not retain a third party valuation expert, require the affirmative vote of a majority of the unaffiliated stockholders, appoint a Special Committee or an unaffiliated representative, none of which under Delaware law it was required to do and none of which it believed would increase the fairness to unaffiliated stockholders.  In coming to its conclusion that the transaction was procedurally fair to unaffiliated stockholders, the Board determined that the factors described in the next three paragraphs outweighed the factors referred to in the previous sentence, based on the Board’s experience and primarily its belief that this transaction was not being forced on unaffiliated stockholders and that any stockholder who wished to remain a stockholder could do so.  In addition, the Board had to determine the procedural fairness to all unaffiliated stockholders, both the Cashed Out Stockholders and the Remaining Stockholders, and their respective interests are not necessarily aligned.  The Board, in its sole discretion ultimately determined that the Reverse/Forward Stock Split is procedurally fair to all unaffiliated stockholders, including both stockholders who will receive cash payments in connection with the Reverse/Forward Stock Split and will not be continuing stockholders of the Company and stockholders who will retain an equity interest in the Company.

First, in reaching this conclusion, the Board determined that the ability of stockholders to decide whether or not to remain stockholders following the Reverse/Forward Stock Split by buying or selling shares of Common Stock in the stock market, if available at prices acceptable to such stockholders, afforded protection to those stockholders who would not be continuing stockholders of the Company. Specifically, the Board noted that although there is a limited trading market for the Company’s Common Stock, current holders of fewer than 2,000 shares can remain stockholders of the Company by acquiring additional shares, if available at prices they are willing to pay, so that they own at least 2,000 shares immediately before the Reverse/Forward Stock Split. Conversely, stockholders that own 2,000 or more shares and desire to liquidate their shares in connection with the Reverse/Forward Stock Split can sell or otherwise reduce their holdings to less than 2,000 shares prior to the Reverse/Forward Stock Split. It should be noted that, because there has historically been limited trading in the Company’s Common Stock, stockholders seeking to either increase or decrease their holdings prior to the Reverse/Forward Stock Split may not be able to do so at a price they are willing to pay or accept.  Additionally, the Board noted that because this proxy statement was initially filed as a preliminary proxy statement with the SEC and publically available on August 28, 2013, and would not be mailed to stockholders until weeks after the initial filing and weeks prior to the Special Meeting of Stockholders, stockholders who wish to increase or decrease their number of shares held of record have ample time to make such purchases or sales.

Second, although all directors and executive officers of the Company, which individually are each an affiliate, intend to vote for the Reverse/Forward Stock Split resulting in 11,547,193 shares of the Company’s issued and outstanding shares of Common Stock or 47.57% of the required vote to approve the Reverse/Forward Stock Split (it is noted that with the inclusion of Mr. Couchman’s options to purchase an additional 2,500,000 shares of Common Stock, Mr. Couchman beneficially owns 50.7% of the Company’s Common Stock, however, Mr. Couchman is unable to vote these shares until such time as the options are exercised, which Mr. Couchman does not intend to do prior to the Special Stockholders Meeting), voting in favor of such proposals, the Reverse/Forward Stock Split also needs to be approved by some of the unaffiliated stockholders to reach the greater than 50% of the issued and outstanding shares of Common Stock approval required by the laws of Delaware.  The Board determined, in its sole discretion, based on their experience, that although only approximately 2.43% of additional shares of Common Stock would be needed to approve the Reverse/Forward Stock Split, such 2.43% are essential, because if unaffiliated stockholders do not agree with the Board’s conclusions with respect to the Reverse/Forward Stock Split they do not have to vote to approve it and if no unaffiliated stockholders vote to approve the Reverse/Forward Stock Split, the proposal will not pass and the Company will not affect the Reverse/Forward Stock Split, therefore unaffiliated stockholders will ultimately determine whether the Reverse/Forward Stock Split proceeds.

The Board did not create a Special Committee of the Board to approve the Reverse/Forward Stock Split, but the Company’s independent Board members discussed the decision to go private and through which means with Mr. Couchman throughout 2012 and 2013 and at the August 13, 2013 Special Meeting of the Board of Directors, directed additional question to Mr. Couchman and considered various transaction methods, including the status quo, and various premiums and trailing day averages.  Creating a Special Committee by hiring new directors and retaining independent counsel for such a committee would significantly increase the cost of the Reverse/Forward Stock Split. In determining whether the Reverse/Forward Split was in the best interest of the Company and our unaffiliated stockholders, the Company’s independent directors reviewed the direct and indirect costs of remaining a registered, reporting company, the costs necessary to effect the Reverse/Forward Split and the historical and anticipated benefits of remaining a registered reporting company. In determining the fairness of the pre-split per share cash out price, the Company’s independent directors reviewed the Company’s historical market price and the assets and liabilities of the Company. Messrs. Finerman and Scheiwe, along with the rest of the Board, believe that a 5% premium over the 20-day trailing closing average for the 20 days prior to August, 28, 2013 while being greater than the historical market price of the Company’s stock on many days, is a fair representation of the value of the Company.

In addition to the Board discussions and conclusions, based solely on their experience described above, the Board made the following determinations.

The Board determined not to condition the approval of the Reverse/Forward Stock Split on the approval by a majority of unaffiliated stockholders.  While the Board considered permitting a separate vote of the unaffiliated stockholders, it determined based on its reasonable judgment that a separate vote was not necessary and solely a vote of all stockholders was proper.

The Board did not retain an unaffiliated representative to act solely on behalf of the unaffiliated stockholders.   The Board did not grant unaffiliated stockholders access to our corporate files, except as provided under the Delaware General Corporation Law, nor did it extend the right to retain counsel or appraisal services at our expense. With respect to unaffiliated stockholders’ access to our corporate files, the Board determined that this Proxy Statement, together with our other filings with the Commission, provide adequate information for unaffiliated stockholders. In deciding not to adopt these additional procedures, the Board also took into account factors such as our size and financial capacity and the costs of such procedures.

The Board determined, based solely on its experience, that the process leading up to the approval of the Reverse/Forward Stock Split was procedurally fair to all our unaffiliated stockholders because of the structural fairness of the Reverse/Forward Stock Split and the following safeguards, specifically, (i) stockholders who wished to remain stockholders of the Company following the Reverse/Forward Stock Split can purchase additional shares in the open market to increase their shareholdings to in excess of 2,000 shares and (ii) that the Reverse/Forward Stock Split will require the vote of unaffiliated stockholders in order to reach the minimum required vote and allow the Reverse/Forward Stock Split to proceed.  See also “Special Factors – Vote Required” and “Special Factors – Procedural Fairness to All Affiliated and Unaffiliated Stockholders.”

Recommendation of the Board; Fairness of the Reverse/Forward Stock Split

The Board believes that the Reverse/Forward Stock Split is fair to all our unaffiliated stockholders, including those whose interests are being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split. The discussion above summarizes the material factors, both positive and negative, considered by the Board in reaching their fairness determination, in addition to the detailed discussion in this Proxy Statement under the captions “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors - Strategic Alternatives Considered,” “Special Factors - Background of the Reverse/Forward Stock Split” and “Special Factors - Effects of the Reverse/Forward Stock Split.” For the reasons described above under the caption “Special Factors - Procedural Fairness to All Affiliated and Unaffiliated Stockholders,” the Board also believes that the process by which the transaction has been approved is fair to all our unaffiliated stockholders, including those whose interests are being cashed out pursuant to the Reverse/Forward Stock Split and those who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split.

In consideration of the factors discussed under the captions “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split,” “Special Factors - Strategic Alternatives Considered,” “Special Factors - Background of the Reverse/Forward Stock Split” and “Special Factors - Effects of the Reverse/Forward Stock Split” in this Proxy Statement, the Board approved the Reverse/Forward Stock Split by a unanimous vote at its meeting on August 13, 2013. Each member of the Board who owns, or controls directly or indirectly, shares of Common Stock has voted such shares, or caused all such controlled shares to be voted, in favor of the Reverse/Forward Stock Split. No director dissented or abstained from voting on the Reverse/Forward Stock Split.

Fairness Determination by Jonathan M. Couchman

Jonathan M. Couchman, the Company’s Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and majority stockholder, who has been deemed a “filing person” for purposes of Schedule 13E-3, has adopted the analysis and conclusions of our Board regarding the material factors upon which it was determined that the Reverse/Forward Stock Split is procedurally and substantively fair to all our unaffiliated stockholders, both to stockholders who will receive cash payments in connection with the Reverse/Forward Stock Split and will not be continuing stockholders of the Company and to stockholders who will retain an equity interest in the Company.

Reservation of Rights

The Board reserves the right, in its discretion, to abandon the Reverse/Forward Stock Split prior to the proposed Effective Date if it determines that doing so is in the best interests of the Company.

The Board presently believes that the Reverse/Forward Stock Split is in the best interests of the Company, our unaffiliated stockholders being cashed out pursuant to the Reverse/Forward Stock Split and our unaffiliated stockholders who will retain an equity interest in the Company subsequent to the consummation of the Reverse/Forward Stock Split. Nonetheless, the Board believes that it is prudent to recognize that, between the date of this Proxy Statement and the date that the Reverse/Forward Stock Split will become effective, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse/Forward Stock Split at that time or on the terms currently proposed. Such factual circumstances could include a superior offer to our stockholders, a material change in the costs required to effect the Reverse/Forward Stock Split or other circumstances. Due to the fairness of the transaction all affiliated and unaffiliated stockholders (those being cashed out and those continuing as stockholders after the Reverse/Forward Stock Split), we do not believe that litigation challenging the Reverse/Forward Stock Split would have any merit, and therefore, such litigation would likely not be an adequate reason for the Board to abandon the Reverse/Forward Stock Split, in the absence of a court order to the contrary. If the Board decides to withdraw or modify the Reverse/Forward Stock Split, the Board will notify the stockholders of such decision promptly in accordance with applicable rules and regulations.

Termination of Exchange Act Registration

Our Common Stock is currently registered under the Exchange Act and quoted on the Pink Sheets. We are permitted to terminate such registration if there are fewer than 300 record holders of outstanding shares of our Common Stock. As of August 27, 2013(the last trading day prior to the announcement of the Reverse/Forward Stock Split), we had approximately 2,352 record holders of our Common Stock. Upon the effectiveness of the Reverse/Forward Stock Split, we expect to have less than 300 record holders of our Common Stock. We intend to terminate the registration of our Common Stock under the Exchange Act as promptly as possible after the Effective Date.

Termination of registration under the Exchange Act will substantially reduce the information which we will be required to furnish to our stockholders under the Exchange Act. However, we may continue to provide sufficient information to allow our Common Stock to continue trading on the Pink Sheets, which includes the dissemination of quarterly and annual unaudited financial statements via the OTC Disclosure & News Service. If we cease to be a registered, reporting company, our stockholders will have access to our corporate books and records to the extent provided by the Delaware General Corporation Law, and to any additional disclosures required by law.

Termination of registration under the Exchange Act also will make many of the provisions of the Exchange Act no longer applicable to us, including the short-swing profit provisions of Section 16, the proxy solicitation rules under Section 14 and the stock ownership reporting rules under Section 13. In addition, affiliate stockholders may be deprived of the ability to dispose of their Common Stock under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

We estimate that termination of registration of our Common Stock under the Exchange Act will save us an estimated $242,000 per year in legal, accounting, printing and other expenses, and will also enable our management to devote more time to our operations. See also information under the caption “Special Factors - Reasons for and Purposes of the Reverse/Forward Stock Split” in this Proxy Statement.

Vote Required

For approval of the Reverse/Forward Stock Split, approval of stockholders holding in aggregate greater than 50% of the issued and outstanding shares of Common Stock is required.

The Board determined not to condition the approval of the Reverse/Forward Stock Split on the approval by a majority of unaffiliated stockholders.  While the Board considered permitting a separate vote of the unaffiliated stockholders, it determined based on its reasonable judgment that a separate vote was not necessary and solely a vote of all stockholders was proper.

The Board also noted that the vote of a majority of unaffiliated stockholders was not required under Delaware law.

THE REVERSE/FORWARD SPLIT

The Reverse/Forward Stock Split is comprised of a reverse stock split (the “Reverse Split”) pursuant to which each 2,000 shares of Common Stock registered in the name of a stockholder immediately prior to the effective time of the Reverse Split will be converted into one share of Common Stock, followed immediately by a forward stock split (the “Forward Split”), pursuant to which each share of Common Stock outstanding upon consummation of the Reverse Split will be converted into 2,000 shares of Common Stock. Interests in fractional shares owned by stockholders owning fewer than 2,000 shares of Common Stock, whose shares of Common Stock would be converted into less than one share in the Reverse Split, will instead be converted into the right to receive a cash payment of $1.37 per share owned by such stockholders prior to the Reverse Split. However, if a registered stockholder holds 2,000 or more shares of Common Stock in his or her account immediately prior to the effective time of the Reverse Split, any fractional share in such account resulting from the Reverse Split will not be cashed out and the total number of shares held by such holder will not change as a result of the Reverse/Forward Stock Split.

We intend for the Reverse/Forward Stock Split to treat stockholders holding Common Stock through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names, and nominees will be instructed to effect the Reverse/Forward Stock Split for their beneficial holders. However, nominees may have different procedures, and stockholders holding shares through a nominee should contact their nominees. A stockholder holding fewer than 2,000 shares of Common Stock through a nominee who wants to receive cash in the Reverse/Forward Stock Split should instruct his, her or its nominee to transfer such stockholder’s shares into a record account in such stockholder’s name so that such stockholder will be considered a holder of record prior to the Effective Date of the Reverse/Forward Stock Split. A stockholder holding fewer than 2,000 shares of Common Stock through a nominee who does not transfer shares into a record account prior to the Effective Date may or may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split, depending on such nominee’s procedures. Please note that a nominee holding shares on behalf of a stockholder may charge fees to transfer such shares into a record account in such stockholder’s name. The amount of such fees, if any, is dependent on the nominee’s policies.

As soon as practicable after the Effective Date, we will send all stockholders with stock certificates representing rights to receive cash payments a letter of transmittal to be used to transmit Common Stock certificates to the Exchange Agent. Upon proper completion and execution of the letter of transmittal, and the return of the letter of transmittal and accompanying stock certificate(s) to the Exchange Agent, each stockholder entitled to receive payment will receive a check for such stockholder’s stock. In the event we are unable to locate certain stockholders or if a stockholder fails properly to complete, execute and return the letter of transmittal and accompanying stock certificate to the Exchange Agent, any funds payable to such holders pursuant to the Reverse/Forward Stock Split will be held in escrow until a proper claim is made, subject to applicable abandoned property laws.

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project” and similar expressions identify forward-looking statements, which speak only as of the date of this Proxy Statement. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those made in, contemplated by, or underlying the forward-looking statements. For these reasons, you should not place undue reliance on any forward-looking statements included in this Proxy Statement.

DESCRIPTION OF THE REVERSE/FORWARD STOCK SPLIT

Background of Xstelos Holdings, Inc.

The Company was formed as a Delaware corporation on January 20, 2012, and on January 23, 2012 entered into a Plan of Reorganization (the “Plan of Reorganization”) with Footstar, Inc. (“Footstar”) pursuant to which Footstar contributed all of its assets to the Company, including its cash, real estate and its 80.5% interest in FCB Holdings. In exchange for the contribution of all of its assets, the Company assumed all of Footstar’s liabilities and issued all of its shares of common stock to Footstar. On April 23, 2012, the Company issued 24,263,194 shares of its common stock to Footstar. Footstar then distributed all of the Company’s common stock to holders of Footstar’s common stock as of April 23, 2012, the record date, pro rata on a one-for-one basis. Immediately thereafter, Footstar’s stockholders became the owners of all of the outstanding shares of common stock of the Company, and the Company stockholders’ holdings were proportionate to their percentage ownership of Footstar shares as of April 23, 2012, the record date for the distribution.

Prior to the Plan of Reorganization, on May 5, 2009, the stockholders of Footstar had adopted and approved the Amended Plan of Complete Dissolution and Liquidation (the “Plan of Dissolution”).

As discussed below, on April 5, 2011, Xstelos Corp. completed the CPEX Transaction. In the CPEX Transaction, the Company acquired CPEX, an emerging specialty pharmaceutical company. As a result of the CPEX Transaction, an indirect majority-owned subsidiary of Xstelos Corp merged with and into CPEX, with CPEX surviving as a wholly-owned subsidiary of FCB Holdings. FCB Holdings is owned 80.5% by Xstelos Corp. and 19.5% by the Investment Holding Company. The Investment Holding Company is not affiliated with either Xstelos or Jonathan Couchman, our Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer.

Following the completion of the CPEX Transaction, Footstar and Xstelos entered into the Plan of Reorganization. On May 5, 2012, Footstar finally and completely liquidated and dissolved in accordance with its Plan of Dissolution.

CPEX Pharmaceuticals, Inc. Acquisition

In August 2010, Footstar’s Board of Directors was made aware of an opportunity regarding a potential strategic transaction with CPEX, an emerging specialty pharmaceutical company whose shares were traded on the Nasdaq Capital Market under the symbol “CPEX”. Substantially all of CPEX’s revenue is a royalty stream under a licensing agreement with Auxilium pursuant to which CPEX licenses its CPE-215 technology with a testosterone formulation to Auxilium and receives royalties of 12% from Auxilium based upon Auxilium’s sales of Testim®. Testim® is a gel for testosterone replacement therapy, which is a formulation of CPEX’s technology with testosterone. Auxilium is currently marketing Testim® in the United States, Europe and Canada.

From August 2010 through January 3, 2011, Footstar negotiated the terms of a strategic merger transaction with CPEX pursuant to which CPEX would become a majority-owned indirect subsidiary of Footstar.

On January 3, 2011, CPEX, FCB Holdings and FCB Acquisition, a wholly-owned subsidiary of FCB Holdings, entered into the CPEX Transaction Agreement.

On April 5, 2011, the parties completed the CPEX Transaction pursuant to the CPEX Transaction Agreement. As a result of the CPEX Transaction, FCB Acquisition merged with and into CPEX, with CPEX surviving as a wholly owned subsidiary of FCB Holdings. The consolidated financial statements include the results of CPEX from the date of acquisition.

Pursuant to the CPEX Transaction, CPEX common stock that was outstanding immediately prior to the effective time of the CPEX Transaction, other than shares held by stockholders who properly exercised their appraisal rights and shares owned by CPEX as treasury stock, was automatically cancelled and converted into the right to receive $27.25 in cash, without interest and less any applicable withholding taxes.

Upon consummation of the CPEX Transaction, FCB Holdings was owned 80.5% by Xstelos Corp and 19.5% by the Investment Holding Company.

The Company’s principal executive office is located at 630 Fifth Avenue, Suite 2260, New York, New York 10020 and its telephone number is 212-729-4962.

The Company is the subject company for purposes of the Transaction Statement.

Description of Capital Stock

The Company is authorized to issue 30,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value $0.001 per share. As of the Record Date there were [] issued and outstanding shares of Common Stock. Each holder of Common Stock is entitled to one vote per share of Common Stock owned. There were no shares of Preferred Stock issued and outstanding on the Record Date.

Our Board of Directors have the authority to issue up to 1,000,000 shares of Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions of the Preferred Stock, including dividend rights, dividend rates, conversion rates, voting rights, terms of redemption, redemption prices, liquidation preferences, sinking funds and other rights, preferences, privileges and restrictions applicable to each series and the number of shares constituting any series or the designation of the series, which may be senior to those of the Common Stock, without further vote or action by the stockholders.

Description and Interests of Certain Persons in Matters to be Acted Upon

Majority Stockholder

As of the Record Date, Jonathan M. Couchman, the Company’s Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and majority stockholder is the beneficial owner of 13,563,578 shares of Common Stock (including his option to acquire 2,500,000 shares of Common Stock), which represents approximately 50.7% of the outstanding shares of Common Stock. Mr. Couchman has indicated he intends to vote in favor of the Reverse/Forward Stock Split. Mr. Couchman will hold an estimated 51.1% of the then outstanding shares of Common Stock after the Reverse/Forward Stock Split is effected. Mr. Couchman owns of record and will be able to vote at the Special Meeting, 11,063,578 shares of Common Stock equal to 45.58% of the issued and outstanding shares of Common Stock.  Mr. Couchman is deemed to be filing persons for purposes of the Schedule 13-E.  As Mr. Couchman is the Company’s Chairman of the Board of Directors, he participated the Board’s August 13 Special Meeting in which it adopted the Reverse/Forward Stock Split.  In addition, on various occasions during 2012 and 2013, prior to August 13, 2013, particularly in the time immediately following the filing of the Company’s periodic reports on Form 10-Q and Annual Reports on Form 10-K, he participated in numerous discussions with the Board members with respect to a going private transaction and specifically the Reverse/Forward Stock Split.  As such, Mr. Couchman adopts all of the purposes, reasons and alternatives as disclosed by the Company in this Proxy Statement as his own.  Mr. Couchman also adopts the Board’s and the Company’s analysis and conclusions regarding the procedural and structural fairness to the Company’s unaffiliated stockholders.

Directors and Executive Officers

Our directors and executive officer are collectively, and each individually, considered to be our “affiliates” for purposes of the Reverse/Forward Stock Split. As of the Record Date, Jonathan M. Couchman, Adam W. Finerman and Steven D. Scheiwe, beneficially own approximately 50.7% (inclusive of his option to purchase 2,500,000 shares of Common Stock), 1.78% and less than one percent of the Company’s issued and outstanding shares of Common Stock, respectively, prior to the consummation of the Reverse/Forward Stock Split.  After the Reverse/Forward Stock Split is effected, Messrs. Couchman, Finerman and Scheiwe shall beneficially own 51.1%, 1.8% and less than one percent, respectively.  Mr. Couchman owns of record and will be able to vote at the Special Meeting, 11,063,578 shares of Common Stock equal to 45.58% of the issued and outstanding shares of Common Stock.  All directors and the executive officer of the Company, which individually are each an affiliate, intend to vote for the Reverse/Forward Stock Split resulting in 11,547,193 shares of the Company’s issued and outstanding shares of Common Stock or 47.57% of the required vote to approve the Reverse/Forward Stock Split, voting in favor of such proposals.  As a result of all of our affiliates retaining shares of Common Stock following the Reverse/Forward Stock Split, none of our affiliates will be required to pay taxes solely in connection with the Reverse/Forward Stock Split.  All directors and executive officers may be reached by contacting the Company, located at 630 Fifth Avenue, Suite 2260, New York, New York 10020 and its telephone number is 212-729-4962.  Additional information with respect to the Company’s executive officer and directors is contained on Annex B to this Proxy Statement.

The Reverse/Forward Stock Split

The Board determined that it is advisable to effect a 1-for-2,000 Reverse Split of Common Stock immediately followed by a 2,000-for-1 Forward Split of Common Stock, and to provide for the cash payment of $1.37 per pre-split share in lieu of fractional shares of Common Stock that would otherwise be issued following the Reverse Split.

Regulatory Approvals

Aside from approval of the Reverse/Forward Stock Split by the majority of the stockholders of the outstanding shares of Common Stock the Reverse/Forward Stock Split is not subject to any regulatory approvals.

Holders as of Effective Date; Net Effect After Reverse/Forward Stock Split

Stockholders holding fewer than 2,000 pre-split shares of Common Stock will be cashed out at a price of $1.37 per share, and the holdings of all other stockholders will be unchanged. Any stockholders whose shares are cashed out will have no continuing equity interest in the Company.

NOMINEES AND BROKERS ARE EXPECTED TO DELIVER TO THE EXCHANGE AGENT THE BENEFICIAL OWNERSHIP POSITIONS THEY HOLD. HOWEVER, IF YOU ARE A BENEFICIAL OWNER OF COMMON STOCK WHO IS NOT THE RECORD HOLDER OF THOSE SHARES AND WISH TO ENSURE THAT YOUR OWNERSHIP POSITION IS ACCURATELY DELIVERED TO THE COMPANY’S EXCHANGE AGENT, YOU SHOULD INSTRUCT YOUR BROKER OR NOMINEE TO TRANSFER YOUR SHARES INTO A RECORD ACCOUNT IN YOUR NAME. NOMINEES AND BROKERS MAY HAVE CERTAIN REQUIRED PROCEDURES. THEREFORE, SUCH HOLDERS SHOULD CONTACT THEIR NOMINEES AND BROKERS TO DETERMINE HOW TO EFFECT THE TRANSFER IN A TIMELY MANNER PRIOR TO THE EFFECTIVE DATE OF THE REVERSE/FORWARD STOCK SPLIT.

Exchange of Certificates for Cash Payment for Shares

[                                                                                     ] has been appointed as the Exchange Agent to carry out the exchange of certificates for cash.

As soon as practicable after the Effective Date, record holders holding fewer than 2,000 shares will be notified and asked to surrender their certificates representing shares of Common Stock to the Exchange Agent. Record holders owning fewer than 2,000 shares of Common Stock on the Effective Date will receive in exchange a cash payment in the amount of $1.37 per pre-split share. Those record holders beneficially owning at least 2,000 shares of Common Stock will continue to hold the same number of shares of Common Stock.

If the Reverse/Forward Stock Split is effected, any stockholder owning fewer than 2,000 shares of the currently outstanding Common Stock will cease to have any rights with respect to our Common Stock, except to be paid in cash as described in this Proxy Statement. No interest will be paid or accrued on the cash payable to holders of fewer than 2,000 shares after the Reverse/Forward Stock Split is effected.

The Exchange Agent will impose certain fees in connection with the cancellation of stock certificates and transmitting payment to stockholders owning fewer than 2,000 shares of the currently outstanding Common Stock sending out cash exchange. We anticipate these fees to be approximately $[  ]. Stockholders holding fewer than 2,000 pre-split shares of Common Stock who are cashed out as a result of the Reverse/Forward Stock Split will not be required to pay these Exchange Agent fees to receive their cash price of $1.37 per share.

Nominees (such as banks or brokers) may have certain required procedures, and a stockholder holding Common Stock through a nominee should contact his, her or its nominee to determine how the Reverse/Forward Stock Split will affect them. The Exchange Agent appointed by us to carry out the exchange has informed us that nominees are expected to provide beneficial ownership positions to them so that beneficial owners may be treated appropriately in effecting the Reverse/Forward Stock Split. However, if you are a beneficial owner of fewer than 2,000 shares of Common Stock, you should instruct your nominee to transfer your shares into a record account in your name so that you will be considered a holder of record prior to the Effective Date.  A stockholder holding fewer than 2,000 shares of Common Stock through a nominee who does not transfer shares into a record account may or may not have his, her or its shares cashed out in connection with the Reverse/Forward Stock Split, depending on such nominee’s procedures. Please note that a nominee holding shares on behalf of a stockholder may charge fees to transfer such shares into a record account in such stockholder’s name. The amount of such fees, if any, is dependent on the nominee’s policies.

In the event that any certificate representing shares of Common Stock is not presented for cash upon request by us, the cash payment will be administered in accordance with the relevant state abandoned property laws. Until the cash payments have been delivered to the appropriate public official pursuant to the abandoned property laws, such payments will be paid to the holder thereof or his or her designee, without interest, at such time as the shares of Common Stock have been properly presented for exchange.

Dissenters Rights

Under Delaware law, no appraisal or dissenters’ rights are available to our dissenting stockholders who dissent from the Reverse/Forward Stock Split.

There may exist other rights or actions under Delaware law or federal and state securities laws for stockholders who can demonstrate that they have been damaged by the Reverse/Forward Stock Split. The nature and extent of such rights or actions are uncertain and may vary depending on facts or circumstances. Generally, stockholder challenges to corporate actions are related to fiduciary responsibilities of corporate directors and officers.

Accounting Treatment

The fractional shares resulting from the Reverse/Forward Stock Split will be retired and returned to the authorized Common Stock of the Company available for future issuance. Our per share Common Stock net income or loss and the net book value will be marginally increased in absolute terms because there will be fewer shares of our Common Stock outstanding following the Reverse/Forward Stock Split. Any fractional shares that are redeemed by the cashed-out stockholders will result in a decrease in paid in capital and cash. We do not anticipate that any other accounting consequences would arise as a result of the proposed transaction.

FINANCING OF THE REVERSE/FORWARD STOCK SPLIT

Completion of the Reverse/Forward Stock Split will require approximately $437,000, which includes printing and mailing, Exchange Agent fees, legal, financial, accounting and other fees and costs related to the transaction. The resulting decreased working capital resulting from and following the Reverse/Forward Stock Split is not expected to have a material effect on our capitalization, liquidity, results of operations and cash flow. The costs of the transaction and related fees and expenses will be paid from currently available cash held by us. We do not have any alternative financing arrangements or plans in the event we do not have enough currently available cash.  You should read the discussion under the caption “Costs of the Reverse/Forward Stock Split” in this Proxy Statement for a description of the fees and expenses we expect to incur in connection with the transaction.

COSTS OF THE REVERSE/FORWARD STOCK SPLIT

The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse/Forward Stock Split. Final costs of the transaction may be more or less than the estimates shown below. We will be responsible for paying these costs.

Amount Paid to Cashed Out Stockholders	$337,000
Legal Fees	$50,000
Transfer and Exchange Agent Fees	$25,000
Printing and Mailing Costs	$25,000
TOTAL	$437,000

PAST CONTRACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

None.

CONDUCT OF THE COMPANY’S BUSINESS
AFTER THE REVERSE/FORWARD STOCK SPLIT

We expect our business and operations to continue as they are currently being conducted and, except as disclosed in this Proxy Statement, the Reverse/Forward Stock Split is not anticipated to have any effect upon the conduct of our business. We expect to realize time and cost savings as a result of terminating our registered reporting status. When the Reverse/Forward Stock Split is consummated, all persons owning fewer than 2,000 shares of Common Stock at the effective time of the Reverse/Forward Stock Split will no longer have any equity interest in, and will not be stockholders of, the Company, and therefore will not participate in our future potential earnings and growth.

When the Reverse/Forward Stock Split is effected, we believe that, based on our stockholder records, less than 300 record holders will remain as record holders of Common Stock, beneficially owning 100% of the outstanding Common Stock. We believe, based on our stockholder records, that stockholders who currently beneficially own approximately 99% of the outstanding Common Stock will beneficially own 100% of the outstanding Common Stock after the Reverse/Forward Stock Split. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management - Security Ownership Prior to Reverse/Forward Stock Split” in this Proxy Statement. When the Reverse/Forward Stock Split is effected, members of the Board and our executive officers will beneficially own approximately 52.9% of the then outstanding shares of Common Stock. See also information under the caption “Security Ownership of Certain Beneficial Owners and Management - Security Ownership After Reverse/Forward Stock Split” in this Proxy Statement.

Following the consummation of the Reverse/Forward stock split we plan to terminate the registration of our Common Stock under the Exchange Act. Since we will no longer be a reporting company under the Exchange Act, we will be relieved of the obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act and our officers and directors and stockholders owning more than 10% of our Common Stock will be relieved of the stock ownership reporting requirements and “short swing” trading restrictions under Section 16 of the Exchange Act. Further, we will no longer be subject to the periodic reporting requirements of the Exchange Act and will cease filing information with the Commission, however, we may continue to provide sufficient information to allow our Common Stock to continue trading on the Pink Sheets, which includes the dissemination of quarterly and annual unaudited financial statements via the OTC Disclosure & News Service. Among other things, the effect of this change will be to enable us to realize time and cost savings from not having to comply with the requirements of the Exchange Act.

As stated throughout this Proxy Statement, we believe that there are significant advantages to effecting the Reverse/Forward Stock Split and ceasing to be a registered, reporting company.

From time to time we are presented with investment and/or acquisition proposals which our Board and management assess as to whether such transactions provide stockholder value to our stockholders.

Other than as described in this Proxy Statement, neither the Company nor its directors or executive officer has any current plans or proposals to (i) effect any extraordinary transaction, such as a merger, reorganization or liquidation; (ii) to sell or transfer a material amount of our assets; (iii) to make any material change in our present dividend rate or policy, or indebtedness or capitalization; (iv) to change our present Board or management; (v) otherwise to effect any material change in our corporate structure or business; or (vi) make any changes in our certificate of incorporation, bylaws or other governing instruments or to take any other actions that could impede the acquisition of control of us.

SUMMARIZED FINANCIAL DATA

The following summarized data, prepared on a consolidated basis, should be reviewed in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (incorporated by reference herein and distributed to stockholders with this Proxy Statement), and the quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

As a result of the Plan of Dissolution of Footstar described in the Company’s filings with the SEC, the Statement of Income Data presented for the year ended December 31, 2011 are designated as Predecessor amounts. The Statement of Income Data presented for the quarter ended June 30, 2013 is designated as Successor amounts. The Balance Sheet Data presented for all periods are designated as Successor amounts. A more complete description of the Plan of Dissolution and the resulting financial statement treatment can be found the Company’s reports on Form 10-K and Form 10-Q for the year and quarter ended December 31, 2012 and June 30, 2013, respectively.

Balance Sheet

	6/30/2013	12/31/2012	12/31/2011
			(Predecessor Company)

Current assets	$27,372	$30,824	$22,425
Non current assets	83,776	84,747	79,728
Total Assets	111,148	115,571	102,153

Current liabilities	15,615	16,646	14,181
Non current liabilities	31,285	35,067	50,958
Total Liabilities	46,900	51,713	65,139

Stockholders’ Equity	61,865	61,999	35,350
Non-controlling interest	2,383	1,859	1,664
Total Stockholders’ Equity	64,248	63,858	37,014

Total Liabilities and Stockholders’ Equity	$111,148	$115,571	$102,153

Income Statement

	For the six months ended	For the years ended
	6/30/2013	12/31/2012	12/31/2011
			(Predecessor Company)

Royalty Revenue	$12,187	$28,726	$19,350
Earnings from continuing operations	341	35,003	20,045
Earnings from discontinued operations	24	1,145	1,365
Net earnings attributable to the non-controlling interest	524	2,145	884
Net earnings (loss) attributable to the controlling interest	(159)	34,003	20,526
Basic net earnings (loss) per common share: Earnings (loss) from continuing operations	(0.01)	1.96	191,614.02
Weighted average common shares outstanding used for basic per common share	24,253,397	17,900,902	100
Diluted net earnings (loss) per common share: Earnings (loss) from continuing operations	(0.01)	1.82	191,614.02
Weighted average common shares outstanding used for basic per common share	24,253,397	19,220,423	100

Ratio of Earnings

	For the six months ended	For the years ended
	6/30/2013	12/31/2012	12/31/2011
			(Predecessor Company)

Fixed charges:
Interest expense - Notes Payable	$4,136	$9,963	$8,160
Interest expense - Original Issue Discount	146	232	112
Interest expense - Financing	154	245	118
Interest expense - other	-	4	300
Interest income	-	(11)	(12)
Capitalized interest	-	-	-
Portion of rental expenses which represents interest factor	-	-	-
Total Fixed charges	$4,436	$10,433	$8.678

Earnings available for fixed charges:
Pre-tax income	$2,957	$17,477	$1,491
Distributed equity income of affiliated companies	-	-	-
Add: Fixed charges	4,436	10,433	8,678
Less: Capitalized interest	-	-	-
Less: Net income - noncontrolling interests	(524)	(2,145)	(884)
Total Earnings available for fixed charges	$6.869	$25,765	$9,285
Ratio of earnings to fixed charges	1.55	2.47	1.07

Book Value

	6/30/2013		12/31/2012		12/31/2011
					(Predecessor Company)

Shares outstanding	24,257		24,242		0.1

Common Stock	$24		$24		$-
Paid in Capital	35,270		35,245		21,619
Accumulated other comprehensive	-		-		61
Retained earnings	26,730		(7,273)		(6,856)
Net Income	(159)		34,003		20,526
Stockholders’ equity	$61,865	$2.55	$61,999	$2.56	$35,350	$353,500.00

Non-controlling interest common stock	$780		$780		$780
Non-controlling net income	1,603		1,079		884
Non-controlling interest	$2,383	$0.10	$1,859	$0.08	$1,664	$8,840.00

Total stockholders’ equity	$64,248	$2.65	$63,858	$2.63	$37,014	$362,340.00

PRICE RANGE OF COMMON STOCK; DIVIDENDS; TRADING VOLUME

Our Common Stock, XTLS, is quoted on the OTC Markets. Prices shown below reflect the quarterly high and low bid quotations for the Common Stock as reported on the OTCBB System. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions and have been adjusted for dividends. As of October 25, 2013, there were 2,352 stockholders of record (not including the number of persons or entities holding stock in nominee or street name through various banks and brokerage firms).

XSTELOS HOLDINGS, INC. and SUBSIDIARIES

Information concerning the high and low closing bid quotations of our common stock is set forth below:

	HIGH	LOW
2011
First Quarter	$1.00	$0.40
Second Quarter	$0.95	$0.72
Third Quarter	$0.85	$0.65
Fourth Quarter	$0.78	$0.58
2012
First Quarter	$1.20	$0.62
Second Quarter	$1.71	$1.14
Third Quarter	$1.84	$1.41
Fourth Quarter	$1.80	$1.37
2013
First Quarter	$2.00	$1.55
Second Quarter	$1.90	$1.40
Third Quarter	$1.50	$1.25
Fourth Quarter (through October 7, 2013)	$1.50	$1.30
_________
*Prices for dates prior to April 23, 2012 reflect prices of Footstar, Inc.  See background at the Reverse/Forward Stock Split.

On December 10, 2012, the Company’s Board declared a cash dividend of $0.30 per share of Common Stock outstanding, payable in cash on December 28, 2012 to stockholders of record as of the close of business on December 20, 2012 totaling $7.3 million.

The Company has experienced significant losses in the United States, and under the Internal Revenue Code of 1986, as amended (the “Code”), and rules and regulations promulgated by the Internal Revenue Service, the Company may “carry forward” these losses in certain circumstances to offset any current and future taxable income and thus reduce federal income tax liability, subject to certain requirements and restrictions. To the extent that the net operating losses do not otherwise become limited, the Company believes that it may be able to utilize a portion of such losses and, therefore, these net operating losses could be a substantial asset to the Company. The use of such losses, however, is not assured and under many circumstances may be unlikely. For example, if the Company experiences an “ownership change” as defined in Section 382 of the Internal Revenue Service Code, the Company’s ability to use the net operating losses could be severely limited.

Subject to certain exceptions, including prior exemption by Xstelos’s board of directors, Xstelos’s Certificate of Incorporation prohibits and makes void ab initio certain transfers of its common stock, to the extent that after giving effect to such purported transfer (i) the purported transferee would become a 4.75% or greater holder of its common stock, (ii) the ownership of a 4.75% stockholder’s common stock, prior to giving effect to the purported transfer, would be increased or (iii) the transfer creates a new “public group” under Treasury Section 1.382-2T(j)(3)(i).

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Place and Time

The Special Meeting will be held at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on [  ], [ ] [   ], 2013 at [  ]:00 a.m., Eastern time.

Record Date and Voting

The Board fixed the close of business on [                                                                                                   ], [              ], 2013, as the Record Date for the determination of holders of outstanding shares of the Company entitled to notice of and to vote on all matters presented at the Special Meeting.  Such stockholders will be entitled to one vote for each share held on each matter submitted to a vote at the Special Meeting.  On the Record Date, there were [  ] shares of the Company’s Common Stock issued and outstanding, each of which is entitled to one vote on each matter to be voted upon.  Stockholders may vote in person or by proxy.

Purposes of the Special Meeting

The purpose of the Special Meeting is to consider proposals (1) to approve, subject to final action by the Board, an amendment to our Certificate of Incorporation, whereby the Company will effect the Reverse Stock Split, which is a 1-for-2,000 reverse stock split such that stockholders owning of record fewer than 2,000 shares of Common Stock will have such shares cancelled and converted into the right to receive $1.37 for each share of Common Stock held of record prior to the Reverse Stock Split; (2) to approve, subject to stockholder approval of the proposal described in (1) above and final action by the Board, to take effect immediately following the Reverse Stock Split, an amendment to our Certificate of Incorporation whereby the Company will effect the Forward Stock Split, which is a 2,000-for-1 forward stock split of our outstanding Common Stock; (3) to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals; and (4) to transact such other business as may properly be brought before the Special Meeting or any adjournment or postponement thereof.

Quorum

The required quorum for the transaction of business at the Special Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date.  Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the Special Meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Special Meeting (the “Votes Cast”) with respect to such matter.

Abstentions and Broker Non-Votes

Broker “non-votes” and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining whether a quorum of shares of Common Stock is present at a meeting.  A broker “non-vote” occurs when a nominee holding shares of Common Stock for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Broker “non-votes” and abstentions will be counted as votes “AGAINST” such proposals.

Voting of Proxies

The Board of the Company is asking for your proxy.  Giving the Board your proxy means you authorize it to vote your shares at the Special Meeting in the manner you direct.You may vote for or against all proposals or abstain from voting.  All valid proxies received prior to the Special Meeting will be voted.  All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If no choice is indicated on the proxy, the shares will be voted “FOR” Proposals One, Two and Three, and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Special Meeting.  A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument that revokes the proxy or a validly executed proxy with a later date, or by attending the Special Meeting and voting in person.  The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to approve proposals One and Two.  The affirmative vote of a majority of the Votes Cast is required to approve proposal Three.  As of the Record Date, there were [ ] shares of the Company’s Common Stock issued and outstanding.  The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxyholders with respect to amendments or variations to the matters identified in the accompanying Notice of Special Meeting and with respect to any other matters which may properly come before the Special Meeting.  As of the date of this proxy statement, management of the Company knows of no such amendment or variation or of any matters expected to come before the Special Meeting which are not referred to in the accompanying Notice of Special Meeting.

You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•
By telephone or over the Internet.  If you are a stockholder of record, you may vote by telephone or over the Internet by following the instructions on your proxy card.  If you hold shares in street name, you will receive separate voting instructions from your bank, broker or other nominee and may vote by telephone or over the Internet if they offer that alternative.  Although most brokers, banks and nominees offer telephone and Internet voting, availability and the specific procedures vary.

•
In person at the Special Meeting.  All stockholders may vote in person at the Special Meeting.  You may also be represented by another person at the Special Meeting by executing a proper proxy designating that person.  If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the Special Meeting.

Attendance at the Special Meeting

Only holders of Common Stock, their proxy holders and the Company’s invited guests may attend the Special Meeting.  If you wish to attend the Special Meeting in person but you hold your shares through someone else, such as a stockbroker, you must bring proof of your ownership and identification with a photo at the Special Meeting.  For example, you could bring an account statement showing that you beneficially owned shares of Common Stock of the Company as of the Record Date as acceptable proof of ownership.

Solicitation of Proxies

To the extent necessary to ensure sufficient representation at the Special Meeting, proxies may be solicited by personal interview, mail, e-mail, telephone, facsimile or other means of electronic communication by officers, directors and regular employees of the Company, who will receive no additional compensation therefore.  The expenses of this solicitation will be paid by the Company.  The Company does not anticipate utilizing the services of any outside firm for the solicitation of proxies for the Special Meeting.  The Company will pay persons holding stock in their names or in the names of their nominees, but not owning such stock beneficially (such as brokerage houses, banks and other fiduciaries), for the reasonable expense of forwarding soliciting material to their principals.

Certain Financial Information

Please take note that the Company’s Annual Report on Form 10-K for the fiscal year ended , December 31, 2012 (the “2012 Annual Report”) (without exhibits), Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013 (the “Q1 2013 Report”) and the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013 (the “Q2 2013 Report”) are available on the Internet along with this proxy statement at www.proxyvote.com.

Any stockholder of the Company may obtain without charge copies of the 2012 Annual Report, the Q1 2013 Report, the Q2 2013 Report and this proxy statement, including the Company’s certified financial statements and any exhibits, as filed with the SEC, by writing to the Corporate Secretary, Xstelos Holdings, Inc., 630 Fifth Avenue, Suite 2260, New York, New York 10020.

PROPOSALS ONE AND TWO
AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION
TO EFFECT A 1-FOR-2,000 REVERSE STOCK SPLIT AND
TO EFFECT A 2,000-FOR-1 FORWARD STOCK SPLIT

General

The Board, acting on behalf of the Company, has unanimously adopted a resolution approving, and recommending to stockholders for approval, amendments to the Company’s Certificate of Incorporation to effect the proposed 1-for-2,000 Reverse Stock Split, immediately followed by a 2,000-for-1 Forward Stock Split.  The form of amendments are attached hereto as Annex A-1 and Annex A-2.  Although both the Reverse Stock Split and the Forward Stock Split will be voted on separately, the Company will not effect either the Reverse Stock Split or the Forward Stock Split unless both proposals are approved by stockholders.

If the stockholders approve the Reverse Stock Split and Forward Stock Split, subject to final action by the Board, the Company will file the amendments to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware.  The Reverse/Forward Stock Split will become effective on the Effective Date, which is the date the amendments are filed with the Secretary of State of the State of Delaware, or such later date as is specified in the filing.  The Company expects the amendments to become effective as soon as practicable following the Special Meeting.

The Company had [                                                                ] shares of Common Stock outstanding as of the Record Date.  The Company estimates that approximately $[   ] will be paid in cash in lieu of fractional shares after the Reverse Stock Split.

Payment for Fractional Shares

Promptly after the Effective Date, the Company will mail to the Cashed Out Stockholders a notice of the filing of the certificates of amendment and a letter of transmittal containing instructions with respect to the submission of shares of Common Stock to the Company.  No certificates or scrip representing fractional shares of Common Stock shall be issued in connection with the Reverse/Forward Stock Split.  Instead, stockholders holding of record fewer than 2,000 shares of Common Stock immediately prior to the Reverse/Forward Stock Split, upon surrender of their old certificates, will receive cash in lieu of the fractional share of Common Stock resulting from the Reverse Stock Split.  Such cash will be paid promptly following surrender of the old certificates.  The price payable by the Company for fractional shares will be determined by multiplying the number of shares of Common Stock held of record by each Cashed Out Stockholder immediately before the Effective Date by $1.37.

Holders of fractional shares will be entitled to receive, and the Company will be obligated to make payment for, cash in lieu of fractional shares only by transmitting stock certificate(s) for shares of Common Stock to the Company, together with the properly executed and completed letter of transmittal.  Cashed Out Stockholders may incur a fee in connection with insuring the package (with share certificate and Letter of Transmittal) that is sent to the Company’s transfer agent.  Cashed Out Stockholders who have lost their certificate may incur an additional fee for a surety bond.

Any holder of record of fewer than 2,000 shares of Common Stock who desires to retain an equity interest in the Company after the Effective Date may do so by purchasing, prior to the Effective Date, a sufficient number of shares of Common Stock such that the total number of shares held of record in such holder’s name immediately prior to the Reverse/Forward Stock Split is equal to or greater than 2,000.  Due to the limited trading market for the Company’s Common Stock it is possible that a stockholder desiring to retain an equity interest in the Company may not be able to purchase enough shares to retain an equity interest in the Company at a fair price or at all.

We intend to treat stockholders holding shares of our Common Stock in street name in the same manner as registered stockholders whose shares are registered in their names.  Prior to the Effective Date, we will conduct an inquiry of all brokers, banks and other nominees that hold shares of our Common Stock in street name.  We will ask them to effect the Reverse/Forward Stock Split for their beneficial holders holding shares of our Common Stock in street name.  We will rely on these brokers, banks and other nominees to provide us with information on how many fractional shares will be cashed-out.  However, these brokers, banks and other nominees may have different procedures than registered stockholders for processing the Reverse/Forward Stock Split.  If you hold your shares in street name with a bank, broker or other third party, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

No Exchange of Certificates

If you are a Continuing Stockholder, you will not need to take any action, including exchanging or returning any existing stock certificates, which will continue to evidence ownership of the same number of shares as set forth currently on the face of the certificates.

Vote Required

Approval of the Reverse Stock Split and the Forward Stock Split will require approval by a majority of the outstanding shares of Common Stock entitled to vote thereon.  Accordingly, the Reverse Stock Split and the Forward Stock Split will be approved if at least [  ] shares of Common Stock are voted in favor of the Reverse Stock Split and the Forward Stock Split.  All directors and executive officers of the Company, which individually are each an affiliate, intend to vote for the Reverse/Forward Stock Split resulting in 11,547,193 shares of the Company’s issued and outstanding shares of Common Stock or 47.57% of the required vote to approve the Reverse/Forward Stock Split, voting in favor of such proposals.  Following this stockholder approval, our Board will determine when, and if, to file the amendments with the Secretary of State of the State of Delaware.  At this time, the Company believes that a majority of the shares entitled to vote thereon will be voted in favor of the Reverse Stock Split and the Forward Stock Split.

Appraisal and Dissenters’ Rights

No appraisal or dissenters’ rights are available under Delaware law or the Company’s Certificate of Incorporation or Amended and Restated By-Laws, as amended (the “By-Laws”), to stockholders who dissent from the Reverse Stock Split or the Forward Stock Split.  The Company will not independently provide its stockholders with any such right.

Source and Amount of Funds or Other Consideration; Expenses of Transaction

Since we do not know how many record and beneficial holders of our Common Stock will receive cash for their shares in the Reverse/Forward Stock Split, we do not know the exact cost of the Reverse/Forward Stock Split.  However, based on information that we have received as of [  ] [   ], 2013 from our transfer agent, Securities Transfer Corporation, with regard to the size of holdings of those of you who may hold shares in street name, as well as our estimates of other expenses, we believe that the total cash requirement of the Reverse/Forward Stock Split to us will be approximately $[], which amount includes the following:

Legal	$50,000
Payment for Fractional Shares	$337,000
Transfer Agent Costs	$25,000
SEC Filing, Printing and Mailing Costs	$25,000
Total Expenses	$437,000

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE REVERSE STOCK SPLIT AND THE FORWARD STOCK SPLIT AND THE RELATED AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, to the best of our knowledge, information as to the ownership of our Common Stock as of [ ], 2013 held by (1) each person or entity known by us to beneficially own more than 5% of the outstanding shares of our Common Stock; (2) each of our directors and named executive officers; and (3) all of our directors and executive officers as a group. Except as otherwise indicated, ownership of shares by the persons named below includes sole voting and investment power held by such persons, and includes options to purchase shares of our Common Stock exercisable within 60 days of [ ], 2013. The percentage of shares owned is based on [24,265,799] shares outstanding as of [  ], 2013, and, if applicable, includes options to purchase shares of our Common Stock exercisable within 60 days of [  ], 2013.

	SHARES BENEFICIALLY OWNED (1)
NAME OF BENEFICIAL OWNER (2)	NUMBER		PERCENT
Jonathan M. Couchman	13,563,578	(3)	50.7%
Steven D. Scheiwe	50,497		<1%
Adam W. Finerman	433,118	(4)	1.78%
All directors and executive officers as a group (three persons)	14,038,264	(3)	52.4%
______________

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes sole voting and investment power with respect to securities, and includes restricted or deferred shares. Each beneficial owner’s percentage ownership of Common Stock is determined by assuming that options that are held by such person, but not those held by any other person, and that are exercisable within 60 days of [ ], 2013, have been exercised.

(2)	The business address of the directors and executive officers is Xstelos Holdings, Inc., 630 Fifth Avenue, Suite 2260, New York, NY 10020.
(3)	The amount shown includes 2,500,000 shares issuable pursuant to stock options with an exercise price of $0.35 per share which, as of [ ], 2013, were currently exercisable.
(4)
Mr. Finerman, a non-employee director of the Company, elected to receive his full retainer ($12,500 for each quarter, totaling $50,000) for fiscal 2012 in shares of restricted stock in lieu of cash compensation for service as a director in 2012 to which he would otherwise have been entitled. On April 2, 2012, July 2, 2012, October 1, 2012 and January 2, 2013, 10,965, 6,579, 7,576, and 7,576 shares of Company common stock, respectively, having an aggregate fair value of $12,500 on each grant date, were issued to Mr. Finerman for service as a director in 2012 (the April 2, 2012 shares were issued as Footstar common stock).

Mr. Finerman, also elected to receive his full retainer ($12,500 for each quarter, totaling $50,000) for fiscal 2013 in shares of fully vested restricted stock in lieu of cash compensation for service as a director in 2013 to which he would otherwise have been entitled. On each of April 2, 2013, July 1, 2013 and October 1, 2013, 7,353, 8,621 and 8,929 shares, respectively, of Xstelos common stock having an aggregate fair value of $12,500 on each grant date, were issued to Mr. Finerman for service as a director for the first, second and third quarter of 2013, respectively.

PROXY MATERIALS DELIVERED TO A SHARED ADDRESS

Stockholders who have the same mailing address and last name may have received a notice that your household will receive only one proxy statement.  This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs.  A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice, from us or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.  A number of banks, brokers and other registered holders with account holders who are our stockholders household our proxy materials.  If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder.  If you are a holder of record, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at 630 Fifth Avenue, Suite 2260, New York, NY 10020.  Any stockholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy statement may obtain a copy by written request addressed to Jonathan M. Couchman, President, Chief Executive Officer and Chief Financial Officer – Xstelos Holdings, Inc., 630 Fifth Avenue, Suite 2260, New York, NY 10020.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act, and in accordance therewith file reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Commission. Reports and other information filed by us can be inspected and copied at the public reference facilities maintained at the Commission at the Public Reference Room at 100 F Street, N.E. Room 1580, Washington, D.C. 20549.

Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E. Room 1580, Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents that we previously filed with the Commission, are incorporated by reference in this Proxy Statement, except for any discussion therein of the “safe harbor” protections for forward-looking statements provided under The Private Securities Litigation Reform Act of 1995: (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 2012, (ii) the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013, (iii) the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2013, and (iv) the Current Report on Form 8-K as filed with the SEC on January 3, 2013 (solely with respect to Item 8.01 thereof).

All documents and reports that we filed with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement are not incorporated by reference into this Proxy Statement. New material information, if any, will be provided in an amended Proxy Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein (or in any other subsequently filed documents which also is deemed to be incorporated by reference herein) modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

STOCKHOLDER PROPOSALS

Deadline for Receipt of Stockholder Proposals

Stockholder proposals that are intended to be presented at the Company’s next annual meeting of stockholders must be received by the Company at the Company’s principal executive office located at 630 Fifth Avenue, Suite 2260, New York, NY 10020 a reasonable time before the Company begins to print and mail its proxy materials in order to be included in the proxy statement for that meeting.  Stockholders wishing to nominate directors or bring a proposal before the next annual meeting of stockholders (but not include it in the Company’s proxy material) must provide written notice of such nomination or proposal to the attention of the corporate secretary, a reasonable time before the Company begins to print and mail its proxy materials.

Discretionary Voting Authority

On May 21, 1998, the SEC adopted an amendment to Rule 14a-4, as promulgated under the Exchange Act.  The amendment to Rule 14a-4(c)(1) governs the Company’s use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the Company’s proxy statement.  This amendment provides that if the Company does not receive notice of a proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  If during the prior year the Company did not hold an annual meeting, or if the date of the annual meeting has changed more than 30 days from the prior year, then notice must not have been received a reasonable time before the Company sends its proxy materials for the current year in order for the Company to be allowed to use its discretionary voting authority.  Accordingly, the date by which such notice must be received by the Company for the next annual meeting is a reasonable time before the Company sends its proxy materials for the current year.

OTHER MATTERS

As of the date of this proxy statement, management knows of no matters other than those set forth herein which will be presented for consideration at the Special Meeting.  If any other matters properly come before the Special Meeting, or any continuation of the Special Meeting pursuant to adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board may recommend.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Included in this proxy statement, annexes and associated documents are “forward-looking” statements, as well as historical information.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, the Company can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct.  The Company’s actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors.  Forward-looking statements include those that use forward-looking terminology, such as the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “project,” “plan,” “will,” “shall,” “should,” and similar expressions, including when used in the negative.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements.  All forward-looking statements attributable to the Company are expressly qualified in their entirety by these and other factors.

By Order of the Board of Directors,

/s/ Jonathan M. Couchman

Jonathan M. Couchman
President, Chief Executive Officer and Chief Financial Officer

Dated:  [                                             ] [   ], 2013

ANNEX A-1

FORM OF CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

XSTELOS HOLDINGS, INC.

Under Section 242 of the Delaware General Corporation Law

________________________________

It is hereby certified that:

1.	The name of the corporation is Xstelos Holdings, Inc. (the “Corporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph of Article FOURTH thereof and replacing it with the following:

“4.1:  The total number of shares of stock which the Corporation shall have authority to issue is 31,000,000 shares, consisting of 30,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 1,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the Corporation shall implement a reverse stock split of its Common Stock (the “Reverse Stock Split”), whereby every two thousand (2,000) shares of Common Stock issued and outstanding of record or held by the Corporation as treasury stock immediately prior to the Effective Time (“Old Common Stock”) shall be automatically reclassified as, and converted into, one (1) share of Common Stock (“New Common Stock”).  The authorized number of shares, and par value per share, of Common Stock shall not be affected by the Reverse Stock Split.

Upon the Effective Time, notwithstanding the provisions of the immediately preceding paragraph, no fractional shares of New Common Stock shall be issued to any holder of fewer than two thousand (2,000) shares of Common Stock immediately prior to the Effective Time, and in lieu of such fractional interests, the Corporation shall pay in cash to each such holder a price per share in an amount equal to the fractional share which a holder would otherwise be entitled to, multiplied by One and 37/100th Dollars ($1.37), without interest.

A-1-1

Each stock certificate that immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, subject to the elimination of fractional interests as described above.

Except as may be provided in this Certificate of Incorporation or in a designation with respect to Preferred Stock, the holders of shares of New Common Stock shall have the exclusive right to vote on all matters on which a holder of Common Stock shall be entitled to vote at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of New Common Stock entitled to vote at such meeting.”

3.	The foregoing amendment shall be effective as of 6:00 p.m. Eastern Time on [_____], 20[__].

4.
The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by the affirmative vote of the holders of a majority of the capital stock of the Corporation at a meeting duly noticed and conducted in accordance with the Bylaws of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed on this [___] day of [____________], 20[__].

XSTELOS HOLDINGS, INC.

By:
Name:
Title:

A-1-2

ANNEX A-2

FORM OF CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

XSTELOS HOLDINGS, INC.

Under Section 242 of the Delaware General Corporation Law

________________________________

It is hereby certified that:

1.	The name of the corporation is Xstelos Holdings, Inc. (the “Corporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended by deleting the first five paragraphs of Article FOURTH thereof and replacing them with the following:

“4.1:  The total number of shares of stock which the Corporation shall have authority to issue is 31,000,000 shares, consisting of 30,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 1,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”).

Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the Corporation shall implement a forward stock split of its Common Stock (the “Forward Stock Split”), whereby each one (1) share of Common Stock, either issued and outstanding or held by the Corporation as treasury stock (and including each fractional share in excess of one (1) share held by any stockholder and each fractional interest in excess of one (1) share held by the Corporation), immediately prior to the Effective Time (“Old Common Stock”), shall be and hereby is automatically reclassified and changed into two thousand (2,000) shares of Common Stock (or, with respect to such fractional shares, such lesser number of shares and fractional shares as may be applicable based on such 2,000-1 ratio) (“New Common Stock”).  The authorized number of shares, and par value per share, of Common Stock shall not be affected by the Forward Stock Split.

Each stock certificate that immediately prior to the Effective Time represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, subject to the elimination of fractional interests as described above; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive upon surrender of such certificate a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified.

A-2-1

Except as may be provided in this Certificate of Incorporation or in a designation with respect to Preferred Stock, the holders of shares of New Common Stock shall have the exclusive right to vote on all matters on which a holder of Common Stock shall be entitled to vote at all meetings of the stockholders of the Corporation and shall be entitled to one vote for each share of New Common Stock entitled to vote at such meeting.”

3.	The foregoing amendment shall be effective as of 6:01 p.m. Eastern Time on [_____], 20[__].

4.
The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and by the affirmative vote of the holders of a majority of the capital stock of the Corporation at a meeting duly noticed and conducted in accordance with the Bylaws of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed on this [___] day of [____________], 20[__].

XSTELOS HOLDINGS, INC.

By:
Name:
Title:

A-2-2

ANNEX B

INFORMATION CONCERNING DIRECTORS AND
EXECUTIVE OFFICERS OF XSTELOS HOLDINGS, INC.

The following table sets forth the name and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years, of each director and executive officer of Xstelos Holdings, Inc.  Unless otherwise indicated, each such person is a citizen of the United States, the business address of each such person is c/o Xstelos Holdings, Inc., 630 Fifth Avenue, Suite 2260, New York, New York 10020 and the telephone number of each such person is (212) 729-4962.  None of Xstelos Holdings, Inc., nor any of the listed persons, during the past five years, has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or was a party to a civil proceeding of a judicial or administrative body of competent jurisdiction as a result of which such person was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting activities subject to, federal or state securities laws or finding any violation of such laws. Unless otherwise indicated, each such person has held his present occupation as set forth below for the past five years.

Name; Age; Present Principal Occupation or Employment;
and Material Positions Held During the Past Five Years

Jonathan M. Couchman, 43, Director Since 2012 (and a director of Footstar, Inc., the predecessor company of Xstelos Holdings, Inc. since 2006)

Mr. Couchman currently serves as Chairman of the Board, President and Chief Executive Officer and Chief Financial Officer of the Company, and has served in such positions since the Company’s organization. Previously, Mr. Couchman served as Chairman of the Board, beginning in February 2006, President and Chief Executive Officer, beginning in January 2009, and Chief Financial Officer, beginning August 2009, of Footstar, Inc. Prior to that, on December 9, 2008, Mr. Couchman became Chief Wind-Down Officer of Footstar.  Mr. Couchman has also served as a director and Chief Executive Officer of Myrexis, Inc. since January 22, 2013 and as its Chief Financial Officer since March 1, 2013. Mr. Couchman also previously served as a director of Golf Trust of America, now known as Pernix Therapeutics. Prior to that time he was a private investor and investment manager.  He holds a Bachelor of Science in Finance from the California State University at Chico.  Mr. Couchman’s extensive investment experience, including his M&A experience, gives him strong insight into the challenges and issues facing the Company.

Adam W. Finerman, 47, Director Since 2012 (and a director of Footstar, Inc., the predecessor company of Xstelos Holdings, Inc. since 2006)

Mr. Finerman has been a Partner with the law firm of Olshan Frome Wolosky LLP, based in New York City, since 1998.  Mr. Finerman is an experienced corporate and securities lawyer whose practice includes expertise in proxy contests and in mergers and acquisitions.  He also has extensive experience representing publicly and privately held buyers and sellers in mergers, asset acquisitions and divestitures, and stock purchase transactions.  Mr. Finerman counsels corporate clients on SEC reporting requirements, other public company obligations, and corporate governance practices and related matters. His practice also includes the representation of numerous public companies in their transactional and securities work as well as general corporate advice.  Mr. Finerman has served as Corporate Secretary of Forward Industries, Inc., a Nasdaq listed company, since October 2011.  Mr. Finerman holds a Bachelor of Science from the Wharton School, University of Pennsylvania, a Juris Doctorate from the University of Pennsylvania School of Law and a Masters of Business Administration from the Wharton School, University of Pennsylvania.  Mr. Finerman’s extensive legal experience will provide valuable insight to the board of directors.

B-1

Steven D. Scheiwe, 52, Director Since 2012

Mr. Scheiwe has been the President of Ontrac Advisors, Inc., an analysis and business management services provider to public and private entities, since 2001. Mr. Scheiwe has been a director of Hancock Fabrics, Inc., a fabric retailer, since August 2008 and its Non-executive chairman since August 2009, and is a member of its audit, management review and compensation and nominating and corporate governance committees.  He is also a director and member of the audit and compensation committees of FiberTower Corporation, a wireless backhaul services provider, which positions he has held since 2006; a director and member of the audit and the nominating and corporate governance committees of Primus Telecommunications Group, Inc., an integrated facilities-based communications services provider (“Primus”), which positions he has held since August 2010, and previously served as a member of Primus’s compensation committee; and also serves as a director and member of the audit and compensation committees for Washington Mutual Inc. Holding Corp (“WMIHC”) and, since February 2013, as a director of Myrexis, Inc. Mr. Scheiwe also formerly served as a director of Movie Gallery, Inc., Zemex Minerals Group, Inc., American Restaurant Group, Inc., Friedman’s, Inc., Footstar, Inc. and General Chemical Industrial Products, Inc.  Mr. Scheiwe has extensive business management experience with both public and private companies.  Mr. Scheiwe also has served on the boards of several additional organizations of varying sizes.

B-2

PRELIMINARY COPY SUBJECT TO COMPLETION
DATED NOVEMBER 6, 2013

Xstelos Holdings, Inc.

VOTE BY INTERNET OR TELEPHONE QUICK *** EASY *** IMMEDIATE

As a stockholder of Xstelos Holdings, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on [ ], 2013.

Vote Your Proxy on the Internet: Go to [ ] Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call [ ] Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

FOLD AND DETACH HERE AND READ THE REVERSE SIDE
PROXY
The Board of Directors unanimously recommends that you vote “FOR” proposals 1, 2 and 3.				Please mark your votes like this	X

Proposal 1 – To approve an amendment to the Company’s Certificate of Incorporation to effect a 1-for-2,000 reverse stock split of the Company’s outstanding common stock;

   ☐ FOR   ☐ AGAINST  ☐ ABSTAIN

Proposal 2 – To approve an amendment to the Company’s Certificate of Incorporation to effect a 2,000-for-1 forward stock split of the Company’s outstanding common stock; and

   ☐ FOR   ☐ AGAINST  ☐ ABSTAIN

Proposal 3 – To approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposals

   ☐ FOR   ☐ AGAINST  ☐ ABSTAIN

Label Area 4” x 1 1/2”

COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER:

Signature	Signature	Date	, 2013.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

For address changes and/or comments, please check this box and write them on the back where indicated.  ☐

Please indicate if you plan to attend the meeting.  ☐

DISCRETIONARY AUTHORITY:

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER AND FURTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREO

Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Stockholders to be Held on [                           ] [   ], 2013.

The proxy statement and form of proxy card are available on the Internet at:
http:[                                            ]

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

                      PROXY                                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

XSTELOS HOLDINGS, INC.
630 FIFTH AVENUE, SUITE 2260
NEW YORK, NEW YORK 10020

Proxy — Special Meeting of Stockholders
[                                 ] [   ], 2013

The undersigned, a stockholder of Xstelos Holdings, Inc., a Delaware corporation (the “Company”), does hereby appoint Jonathan M. Couchman the true and lawful attorney and proxy with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at the offices of Olshan Frome Wolosky LLP, Park Avenue Tower, 65 East 55th Street, New York, New York 10022 on [   ] [], 2013 at [  ] [ ].m., Eastern time, or at any adjournment or postponement thereof.

The undersigned hereby revokes any proxy or proxies heretofore given and acknowledges receipt of a copy of the Notice of Spcial Meeting and Proxy Statement, both dated [•], 2013.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREIN GIVEN.  UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

Address Change:
________________________
________________________
________________________
(Continued, and to be marked, dated and signed, on the other side)